                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-113543

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                                   TERM SHEET

                                  $980,995,000
                                  (APPROXIMATE)

                         IXIS REAL ESTATE CAPITAL TRUST
                                    2006-HE2
                       MORTGAGE PASS-THROUGH CERTIFICATES

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED
WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT ASSET-BACKED
SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR
REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE
CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR
TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT
TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE
ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE
CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES
TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING
THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF WE DETERMINE THAT CONDITION
IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE
ISSUING ENTITY NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO YOU TO DELIVER
ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND
THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION
ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE
DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.
ALTERNATIVELY, THE DEPOSITOR OR ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN
THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY
CALLING TOLL-FREE 1-866-718-1649.

THE REGISTRATION STATEMENT REFERRED TO ABOVE (INCLUDING THE PROSPECTUS) IS
INCORPORATED IN THIS FREE WRITING PROSPECTUS BY REFERENCE AND MAY BE ACCESSED BY
CLICKING ON THE FOLLOWING HYPERLINK:

HTTP://WWW.SEC.GOV/ARCHIVES/EDGAR/DATA/1030442/000090514806002120
/EFC6-1020_FORMS3A.TXT

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE
EMAIL COMMUNICATION TO WHICH THIS MATERIAL IS ATTACHED ARE NOT APPLICABLE TO
THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER
NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING
BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                                   TERM SHEET

                                  $980,995,000
                                  (APPROXIMATE)

                         IXIS REAL ESTATE CAPITAL TRUST
                                    2006-HE2
                                 ISSUING ENTITY

                        MORGAN STANLEY ABS CAPITAL I INC.
                                    DEPOSITOR

                         IXIS REAL ESTATE CAPITAL INC. *
                                     SPONSOR

                            JPMORGAN CHASE BANK, N.A.
                           MASTER AND BACKUP SERVICER

            SAXON MORTGAGE SERVICES, INC. AND MASTER FINANCIAL, INC.
                                    SERVICERS

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HE2

               *FORMERLY REFERRED TO AS CDC MORTGAGE CAPITAL INC.

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 2

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                                  $980,995,000
                                (APPROXIMATE) (1)
                    IXIS REAL ESTATE CAPITAL TRUST, 2006-HE2

                        MORGAN STANLEY ABS CAPITAL I INC.
                                    DEPOSITOR

                          IXIS REAL ESTATE CAPITAL INC.
                                     SPONSOR

                            JPMORGAN CHASE BANK, N.A.
                           MASTER AND BACKUP SERVICER

            SAXON MORTGAGE SERVICES, INC. AND MASTER FINANCIAL, INC.
                                    SERVICERS

                             TRANSACTION HIGHLIGHTS

------------------------------------------------------------------------------------------------------------------------------------
                       ORIGINAL
                      CERTIFICATE                                 MODIFIED
                       PRINCIPAL   EXPECTED RATINGS   AVG LIFE    DURATION                           INITIAL                 FINAL
OFFERED                 BALANCE     (MOODY'S / S&P    TO CALL /   TO CALL /     PAYMENT WINDOW    SUBORDINATION              LEGAL
CLASSES  DESCRIPTION   ($)(1)(2)       / FITCH)      MTY(3)(4)   MTY(3)(4)(5) TO CALL / MTY(3)(4)  LEVEL (2)(6)  BENCHMARK  MATURITY
------------------------------------------------------------------------------------------------------------------------------------

  A-1     FLT / SEQ   401,770,000    Aaa/AAA/AAA    0.80 / 0.80   0.78 / 0.78   1 - 20 / 1 - 20      19.70%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  A-2     FLT / SEQ   124,280,000    Aaa/AAA/AAA    2.00 / 2.00   1.89 / 1.89  20 - 29 / 20 - 29     19.70%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  A-3     FLT / SEQ   168,720,000    Aaa/AAA/AAA    3.50 / 3.50   3.15 / 3.15  29 - 64 / 29 - 64     19.70%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  A-4     FLT / SEQ   108,225,000    Aaa/AAA/AAA    6.73 / 8.27   5.56 / 6.48  64 - 86 / 64 - 191    19.70%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  M-1     FLT / MEZ    34,500,000    Aa1/AA+/AA+    4.95 / 5.47   4.25 / 4.56  42 - 86 / 42 - 160    16.25%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  M-2     FLT / MEZ    32,000,000     Aa2/AA/AA     4.89 / 5.39   4.20 / 4.50  41 - 86 / 41 - 153    13.05%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  M-3     FLT / MEZ    18,500,000     Aa3/AA/AA-    4.86 / 5.33   4.17 / 4.46  40 - 86 / 40 - 146    11.20%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  M-4     FLT / MEZ    16,500,000     A1/AA-/A+     4.84 / 5.30   4.15 / 4.42  39 - 86 / 39 - 140     9.55%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  M-5     FLT / MEZ    16,000,000      A2/A+/A      4.83 / 5.25   4.13 / 4.39  39 - 86 / 39 - 134     7.95%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  M-6     FLT / MEZ    15,000,000      A3/A/A-      4.81 / 5.20   4.11 / 4.35  38 - 86 / 38 - 128     6.45%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  B-1     FLT / MEZ    14,000,000    Baa1/A-/BBB+   4.80 / 5.14   4.04 / 4.24  38 - 86 / 38 - 120     5.05%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  B-2     FLT / MEZ    11,500,000   Baa2/BBB+/BBB   4.80 / 5.06   4.03 / 4.19  37 - 86 / 37 - 111     3.90%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  B-3     FLT / MEZ    10,000,000   Baa3/BBB/BBB-   4.78 / 4.93   3.91 / 4.00  37 - 86 / 37 - 102     2.90%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------
  B-4     FLT / MEZ    10,000,000    Ba1/BBB-/BB+   4.73 / 4.74   3.83 / 3.84  37 - 86 / 37 - 91      1.90%      1 M LIBOR   08/2036
------------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)   Bond sizes subject to a variance of plus or minus 5%.

        (2)   Calculated based on the scheduled principal balance of the
              Mortgage Loans and any amounts deposited into the Prefunding
              Account as of the Closing Date.

        (3)   Certificates are priced to the 10% optional clean-up call.

        (4)   Based on the pricing prepayment speed. See details below.

        (5)   Assume pricing at par.

        (6)   Includes initial overcollateralization percentage.

ISSUING ENTITY:                  IXIS Real Estate Capital Trust 2006-HE2 (the "Trust")

DEPOSITOR:                       Morgan Stanley ABS Capital I Inc.

SPONSOR:                         IXIS Real Estate Capital Inc. (formerly referred to as CDC Mortgage Capital Inc.)

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 3

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

MASTER AND BACKUP                JPMorgan Chase Bank, N.A. (Backup Servicer to Master Financial, Inc. only)
SERVICER:

SERVICERS:                       Saxon Mortgage Services, Inc. (approximately 85%-87%) and Master Financial, Inc.
                                 (approximately 13%-15%)

SWAP PROVIDER:                   IXIS Financial Products Inc.

SECURITIES AND SWAP              JPMorgan Chase Bank, N.A.
ADMINISTRATOR:

TRUSTEE:                         Deutsche Bank National Trust Company

MANAGERS:                        Morgan Stanley (lead manager); Banc of America Securities LLC, Countrywide Securities Corporation,
                                 Lehman Brothers Inc. and IXIS Securities North America (co-managers)

RATING AGENCIES:                 Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services (a division of the McGraw Hill Companies, Inc.)

CLASS A CERTIFICATES:            Class A-1, A-2, A-3 and A-4 Certificates

CLASS M CERTIFICATES:            Class M-1, M-2, M-3, M-4, M-5 and M-6 Certificates

CLASS B CERTIFICATES:            Class B-1, B-2, B-3 and B-4 Certificates

LIBOR CERTIFICATES:              Class A, M and B Certificates

EXPECTED PRICING DATE:           On or about April 24, 2006

EXPECTED CLOSING DATE:           May 25, 2006 through DTC, Euroclear and Clearstream, Luxembourg. The LIBOR Certificates will be settled without accrued interest.

DISTRIBUTION DATES:              The 25th of each month, or if such day is not a business day, on the next business day, beginning
                                 June 26, 2006.

CUT-OFF DATE:                    May 1, 2006, for any mortgage loan in the mortgage pool transferred to the Trust on the Closing
                                 Date. For any Mortgage Loan subsequently transferred to the Trust during the Pre-Funding Period
                                 (as described below), the first day of the month in which such mortgage loan is transferred to the
                                 Trust.

DUE PERIOD FOR MORTGAGE          For any Distribution Date, the period commencing on the second day of the calendar month preceding
LOANS:                           the calendar month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

PREPAYMENT PERIOD:               With respect to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs (or, on the Cut-off Date, in connection with the first Prepayment Period) and ending on the 15th day of the month in which such
                                 Distribution Date occurs.

INTEREST ACCRUAL PERIOD          The interest accrual period for the LIBOR Certificates with respect to any Distribution Date will
FOR THE LIBOR                    be the period from and including the immediately preceding Distribution Date (or, in the case of
CERTIFICATES:                    the first Distribution Date, the Closing Date) and ending on and including the day prior to the current Distribution Date (on an actual/360 day count basis).

MORTGAGE LOANS:                  The Trust will consist of approximately $1,000,000,000 of fixed and adjustable rate, sub-prime, first-lien, and second-lien residential mortgage loans. The information on the Mortgage Loans described herein is based on the Cut-Off Date pool of approximately $824,418,571. On the Closing
                                 Date, it is expected that the trust will consist of approximately $824,418,571 of mortgage loans, and it is expected that up to approximately $175,581,429 of Mortgage Loans may be purchased by the trust for a period of up to 3 months after the Closing Date (the "Pre-Funding Period").

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 4

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

PREFUNDING:                      On the Closing Date, approximately $175,581,429 from the sale of the LIBOR Certificates (the
                                 "Pre-Funded Amount") will be deposited with the Securities Administrator into an account (the
                                 "Pre-Funding Account") to be used by the Trust to purchase additional Mortgage Loans during the
                                 Pre-Funding Period for the related Mortgage Loan Pool.

PRICING PREPAYMENT               o   Fixed Rate Mortgage Loans: CPR starting at approximately 4% CPR in month 1 and increasing to
SPEED:                           23% CPR in month 16 (19%/15 CPR increase for each month), and remaining at 23% CPR thereafter.

                                 o   Adjustable Rate Mortgage Loans: CPR of 28%.

CREDIT ENHANCEMENT:              The LIBOR Certificates are credit enhanced by:

                                 1)  Net monthly excess cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement;

                                 2)  Prior to the Step-down Date, the required overcollateralization (funded upfront) will be 1.90%
                                     based on the sum of the aggregate principal balance as of the Cut-Off Date of the Mortgage
                                     Loans acquired by the Trust on the Closing Date and the Pre-Funded Amount. On or after the
                                     Step-down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 3.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the sum of the aggregate principal balance as of the Cut-Off Date of the Mortgage Loans acquired by the Trust on the
                                     Closing Date and the Pre-Funded Amount. On or after the Step-down Date if a Trigger Event is in effect, the required overcollateralization will be the same as the prior period; and

                                 3)  Subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates (if applicable).

SENIOR ENHANCEMENT               For any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate
PERCENTAGE:                      Principal Balance of the subordinate certificates (including any overcollateralization and after taking into account the distributions of the Principal Distribution Amount for such Distribution
                                 Date and principal payments from the Swap Account, if any) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

STEP-DOWN DATE:                  The later to occur of:

                                 (x) The earlier of:

                                     (a) The Distribution Date occurring in June 2009; and

                                     (b) The Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and

                                 (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account scheduled and unscheduled payments of principal on the
                                     Mortgage Loans on the last day of the related Due Period but prior to any applications of
                                     Principal Distribution to the LIBOR Certificates on the applicable Distribution Date) is greater than or equal to approximately 39.40%.

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 5

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

TRIGGER EVENT:                   A Trigger Event exists if either a Delinquency Trigger Event or a Loss Trigger Event is in effect.

                                 A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the
                                 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent) equals or exceeds a given percentage of the prior period's Enhancement
                                 Percentage to the certificate specified below:

                                 CLASS A CERTIFICATES REMAIN OUTSTANDING      [39.70%] of the Senior Enhancement Percentage

                                 ON AND AFTER CLASS A CERTIFICATES PAY OFF    [49.23%] of the Class M-1 Enhancement Percentage

                                 A Loss Trigger Event is in effect if the aggregate amount of realized losses incurred since the
                                 Cut-Off Date through the last day of the related Prepayment Period divided by the sum of the aggregate principal balance as of the Cut-Off Date of the Mortgage Loans acquired by the Trust on the Closing Date and the Pre-Funded Amount exceeds the applicable percentages described below with respect to such Distribution Date:

                                 MONTHS 25 - 36          [1.350%] for the first month, plus an additional 1/12th of [1.750%] for each month thereafter (e.g., [2.225%] in Month 31)

                                 MONTHS 37 - 48          [3.100%] for the first month, plus an additional 1/12th of [1.750%] for each month thereafter (e.g., [3.975%] in Month 43)

                                 MONTHS 49 - 60          [4.850%] for the first month, plus an additional 1/12th of [1.400%] for each month thereafter (e.g., [5.550%] in Month 55)

                                 MONTHS 61 - 72          [6.250%] for the first month, plus an additional 1/12th of [0.750%] for each month thereafter (e.g., [6.625%] in Month 67)

                                 MONTHS 73 - THEREAFTER  [7.000%]

INITIAL SUBORDINATION            Class A:      19.70%
PERCENTAGE (INCLUDES             Class M-1:    16.25%
PREFUNDED AMOUNTS):              Class M-2:    13.05%
                                 Class M-3:    11.20%
                                 Class M-4:    9.55%
                                 Class M-5:    7.95%
                                 Class M-6:    6.45%
                                 Class B-1:    5.05%
                                 Class B-2:    3.90%
                                 Class B-3:    2.90%
                                 Class B-4:    1.90%

OPTIONAL CLEAN-UP CALL:          If the Class X certificates are 100% owned, directly or indirectly, by IXIS Real Estate Capital
                                 Inc. or any of its affiliates, then one or more of the servicers then servicing the mortgage loans, acting in accordance with the terms of the pooling and servicing agreement, may exercise a clean-up call when the current aggregate scheduled principal balance of the Mortgage Loans is less than or equal to 10% of the sum of the aggregate scheduled principal balance as of the Cut-Off
                                 Date of the Mortgage Loans acquired by the Trust on the Closing Date and the Pre-Funded Amount.

                                 If the Class X certificates are not 100% owned, directly or indirectly, by IXIS Real Estate
                                 Capital Inc. or any of its affiliates, then the majority owner of the Class X certificates may exercise a clean-up call when the current aggregate scheduled principal balance of the Mortgage
                                 Loans is less than or equal to 10% of the sum of the aggregate scheduled principal balance as of the Cut-Off Date of the Mortgage Loans acquired by the Trust on the Closing Date and the
                                 Pre-Funded Amount; provided, however, that IXIS Real Estate Capital Inc. or any of its affiliates, may only participate in the exercise of the clean-up call by the majority owners of the Class X certificates if IXIS Real Estate Capital Inc. or any of its affiliates is not the majority owner of the Class X Certificates, either directly or indirectly.

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 6

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

STEP-UP COUPONS:                 For the LIBOR Certificates, the pass-through rate will increase after the distribution date on which the Optional Clean-up Call is first exercisable, should the Optional Clean-up Call not be exercised. The pass-through rate for each class of Class A Certificates will increase by 2 times its initial margin and the pass-through rate for each class of Class M and Class B Certificates will each increase by 1.5 times their respective initial margins.

CLASS A-1 CERTIFICATES           The Class A-1 Certificates will accrue interest at a variable rate equal to the lesser of (i)
PASS-THROUGH RATE:               one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS A-2 CERTIFICATES           The Class A-2 Certificates will accrue interest at a variable rate equal to the lesser of (i)
PASS-THROUGH RATE:               one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS A-3 CERTIFICATES           The Class A-3 Certificates will accrue interest at a variable rate equal to the lesser of (i)
PASS-THROUGH RATE:               one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS A-4 CERTIFICATES           The Class A-4 Certificates will accrue interest at a variable rate equal to the lesser of (i)
PASS-THROUGH RATE:               one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS M-1 PASS-THROUGH           The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of
RATE:                            (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS M-2 PASS-THROUGH           The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of
RATE:                            (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS M-3 PASS-THROUGH           The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of
RATE:                            (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS M-4 PASS-THROUGH           The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of
RATE:                            (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS M-5 PASS-THROUGH           The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of
RATE:                            (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS M-6 PASS-THROUGH           The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of
RATE:                            (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS B-1 PASS-THROUGH           The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of
RATE:                            (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS B-2 PASS-THROUGH           The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of
RATE:                            (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS B-3 PASS-THROUGH           The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of
RATE:                            (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

CLASS B-4 PASS-THROUGH           The Class B-4 Certificates will accrue interest at a variable rate equal to the lesser of
RATE:                            (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net WAC Cap.

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 7

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

NET WAC CAP:                     For any Distribution Date, the weighted average of the interest rates for the Mortgage Loans (in each case, less the applicable expense fee rate) then in effect at the beginning of the related
                                 Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

SWAP PAYMENT RATE:               For any Distribution Date, a fraction, the numerator of which is any net swap payment or swap termination payment owed to the Swap Counterparty for such Distribution Date and the denominator of which is the aggregate scheduled principal balance of the Mortgage Loans at the beginning of the related Due Period plus amounts in the Prefunding Account, multiplied by 12.

INTEREST DISTRIBUTIONS ON        On each Distribution Date and after payments of servicing, trustee fees and other expenses,
THE CERTIFICATES:                including any net swap payments and any swap termination payment owed to the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:

                                 (i)     payable from the remaining Interest Remittance Amount, to the Class A Certificates, their
                                 Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution
                                 Dates, pro rata, based upon their respective entitlements to such amounts;

                                 (ii)    payable from the remaining Interest Remittance Amount, to the Class M-1 Certificates, its
                                 Accrued Certificate Interest;

                                 (iii)   payable from the remaining Interest Remittance Amount, to the Class M-2 Certificates, its
                                 Accrued Certificate Interest;

                                 (iv)    payable from the remaining Interest Remittance Amount, to the Class M-3 Certificates, its
                                 Accrued Certificate Interest;

                                 (v)     payable from the remaining Interest Remittance Amount, to the Class M-4 Certificates, its
                                 Accrued Certificate Interest;

                                 (vi)    payable from the remaining Interest Remittance Amount, to the Class M-5 Certificates, its
                                 Accrued Certificate Interest;

                                 (vii)   payable from the remaining Interest Remittance Amount, to the Class M-6 Certificates, its
                                 Accrued Certificate Interest;

                                 (viii)  payable from the remaining Interest Remittance Amount, to the Class B-1 Certificates, its
                                 Accrued Certificate Interest;

                                 (ix)    payable from the remaining Interest Remittance Amount, to the Class B-2 Certificates, its
                                 Accrued Certificate Interest;

                                 (x)     payable from the remaining Interest Remittance Amount, to the Class B-3 Certificates, its
                                 Accrued Certificate Interest; and

                                 (xi)    payable from the remaining Interest Remittance Amount, to the Class B-4 Certificates, its
                                 Accrued Certificate Interest.

--------------------------------------------------------------------------------
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REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 8

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

PRINCIPAL DISTRIBUTIONS ON       On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in
THE CERTIFICATES:                effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i)     to cover any net swap payments and any swap termination payments due to the Swap
                                         Counterparty remaining after the application of payments from the Interest Remittance
                                         Amount;

                                 (ii)    to the Class A Certificates, allocated among the Class A Certificates as described below, until the Certificate Principal Balances thereof have been reduced to zero;

                                 (iii)   to the Class M-1 Certificates, until the Certificate Principal Balance has been reduced to zero;

                                 (iv)    to the Class M-2 Certificates, until the Certificate Principal Balance has been reduced to zero;

                                 (v)     to the Class M-3 Certificates, until the Certificate Principal Balance has been reduced to zero;

                                 (vi)    to the Class M-4 Certificates, until the Certificate Principal Balance has been reduced to zero;

                                 (vii)   to the Class M-5 Certificates, until the Certificate Principal Balance has been reduced to zero;

                                 (viii)  to the Class M-6 Certificates, until the Certificate Principal Balance has been reduced to zero;

                                 (ix)    to the Class B-1 Certificates, until the Certificate Principal Balance has been reduced to zero;

                                 (x)     to the Class B-2 Certificates, until the Certificate Principal Balance has been reduced to zero;

                                 (xi)    to the Class B-3 Certificates, until the Certificate Principal Balance has been reduced to zero; and

                                 (xii)   to the Class B-4 Certificates, until the Certificate Principal Balance has been reduced to zero.

                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i)     to cover any net swap payment and any swap termination payments due to the Swap
                                         Counterparty remaining after the application of payments from the Interest Remittance
                                         Amount;

                                 (ii)    to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class
                                         A Principal Distribution Amount, allocated among the Class A Certificates as described below, until the Certificate Principal Balances thereof have been reduced to zero;

                                 (iii)   to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                 (iv)    to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                 (v)     to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                 (vi)    to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                 (vii)   to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                 (viii)  to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                 (ix)    to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                 (x)     to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                 (xi)    to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                                 (xii)   to the Class B-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

--------------------------------------------------------------------------------
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REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 9

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

CLASS A PRINCIPAL                Any principal distributions allocated to the Class A Certificates are required to be distributed
ALLOCATION:                      first, to the Class A-1 Certificates, until their Class Certificate Balance has been reduced to zero, second, to the Class A-2 Certificates, until their Class Certificate Balance has been reduced to zero, third, to the Class A-3 Certificates, until their Class Certificate Balance has been reduced to zero, and fourth, to the Class A-4 Certificates, until their Class Certificate
                                 Balance has been reduced to zero.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata based upon their Class Certificate Balances.

SWAP PAYMENT ALLOCATION:         For a given Class of Certificates outstanding, a pro rata share of the net swap payment owed by the Swap Counterparty (if any), based on the aggregate outstanding Certificate Principal Balance of the Class A, M and B Certificates outstanding prior to distributions of principal for that
                                 Distribution Date.

SWAP PAYMENT PRIORITY:           All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap
                                 Agreement will be deposited into the Swap Account, and allocated in the following order of priority, in each case after taking into account any payments made from Net Excess Monthly
                                 Cashflow:

                                 (i)     to pay any net swap payment owed to the Swap Counterparty pursuant to the Swap Agreement;

                                 (ii)    to pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

                                 (iii)   to the Class A-1, A-2, A-3 and A-4 Certificates, the Accrued Certificate Interest and the
                                         Unpaid Accrued Certificate Interest for each class, on a pro rata basis, to the extent not yet paid;

                                 (iv)    to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4 Certificates, Accrued
                                         Certificate Interest and Unpaid Interest Shortfall for each class, sequentially and in that order, to the extent not yet paid;

                                 (v)     to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;

                                 (vi)    concurrently, to the Class A-1, A-2, A-3 and A-4 Certificates, any Basis Risk Carry Forward
                                         Amount for each such Class up to their respective Swap Payment Allocation, to the extent not yet paid;

                                 (vii)   sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4
                                         Certificates, any Basis Risk Carry Forward Amount for each such Class up to their respective Swap Payment Allocation, to the extent not yet paid;

                                 (viii)  concurrently to the LIBOR Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;

                                 (ix)    sequentially to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4 Certificates,
                                         the realized loss amount reimbursement, to the extent not yet paid;

                                 (x)     to pay any swap termination payment due to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

                                 (xi)    all remaining amounts to the holder of the Class X Certificate.

--------------------------------------------------------------------------------
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REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 10

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

ALLOCATION OF NET MONTHLY        For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:
EXCESS CASHFLOW:
                                 (i)     to the Class M-1 Certificates, their Unpaid Interest Shortfall;

                                 (ii)    to the Class M-1 Certificates, their realized loss amount reimbursement;

                                 (iii)   to the Class M-2 Certificates, their Unpaid Interest Shortfall;

                                 (iv)    to the Class M-2 Certificates, their realized loss amount reimbursement;

                                 (v)     to the Class M-3 Certificates, their Unpaid Interest Shortfall;

                                 (vi)    to the Class M-3 Certificates, their realized loss amount reimbursement

                                 (vii)   to the Class M-4 Certificates, their Unpaid Interest Shortfall;

                                 (viii)  to the Class M-4 Certificates, their realized loss amount reimbursement

                                 (ix)    to the Class M-5 Certificates, their Unpaid Interest Shortfall;

                                 (x)     to the Class M-5 Certificates, their realized loss amount reimbursement

                                 (xi)    to the Class M-6 Certificates, their Unpaid Interest Shortfall;

                                 (xii)   to the Class M-6 Certificates, their realized loss amount reimbursement

                                 (xiii)  to the Class B-1 Certificates, their Unpaid Interest Shortfall;

                                 (xiv)   to the Class B-1 Certificates, their realized loss amount reimbursement;

                                 (xv)    to the Class B-2 Certificates, their Unpaid Interest Shortfall;

                                 (xvi)   to the Class B-2 Certificates, their realized loss amount reimbursement;

                                 (xvii)  to the Class B-3 Certificates, their Unpaid Interest Shortfall;

                                 (xviii) to the Class B-3 Certificates, their realized loss amount reimbursement;

                                 (xix)   to the Class B-4 Certificates, their Unpaid Interest Shortfall;

                                 (xx)    to the Class B-4 Certificates, their realized loss amount reimbursement;

                                 (xxi)   concurrently to the Class A Certificates, pro rata, any Basis Risk Carry Forward Amount for the Class A Certificates; and

                                 (xxii)  sequentially, to Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4 Certificates,
                                         in such order, any Basis Risk Carry Forward Amount for such classes.

CLASS A, M, AND B BASIS          As to any Distribution Date, the supplemental interest amount for the Class A, M and B
RISK CARRY FORWARD               Certificates equals the sum of:
AMOUNT:
                                 (i)     the excess, if any, of interest that would otherwise be due on such Certificates at the respective Pass-Through Rate (without regard to the Net WAC Cap) over interest due such
                                         Certificates at a rate equal to the Net WAC Cap;

                                 (ii)    any Basis Risk Carry Forward Amount with respect to the related Class of Certificates remaining unpaid from prior Distribution Dates; and

                                 (iii)   interest on the amount in clause (ii) at the respective Pass-Through Rate (without regard to the Net WAC Cap).

PRE-FUNDING ACCOUNT              Any funds  remaining in the  Pre-Funding  Account not used to purchase  additional  Mortgage  Loans
PAYMENT:                         during the Pre-Funding Period will be paid to the Class A Certificates.

INTEREST REMITTANCE              For any Distribution Date, the portion of available funds for such Distribution Date attributable
AMOUNT:                          to interest received or advanced on the Mortgage Loans.

ACCRUED CERTIFICATE              For any Distribution Date and each class of LIBOR Certificates, equals the amount of interest
INTEREST:                        accrued during the related interest accrual period at the related Pass-Through Rate, reduced by that class share of prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state or local law.

PRINCIPAL DISTRIBUTION           On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the
AMOUNT:                          Extra Principal Distribution Amount.

BASIC PRINCIPAL                  On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii)
DISTRIBUTION AMOUNT:             the Excess Subordinated Amount, if any.

--------------------------------------------------------------------------------
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                                     Page 11

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

PRINCIPAL REMITTANCE             On any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced
AMOUNT:                          on the Mortgage Loans during the prior Due Period, (ii) the principal portion of all partial and full prepayments received during the month prior to the month during which such Distribution Date occurs, (iii) the principal portion of all net liquidation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs, (iv) the principal portion of repurchased Mortgage Loans with respect to such Distribution Date, (v) the principal portion of substitution adjustments received in connection with the substitution of a
                                 Mortgage Loan with respect to such Distribution Date, and (vi) the principal portion of the termination price if the Optional Clean Up Call is exercised.

NET MONTHLY EXCESS               For any Distribution Date is the amount of funds received from the Mortgage Loans available for
CASHFLOW:                        distribution on such Distribution Date remaining after making all payments of interest and principal to the certificates and any payments made to the Swap Provider.

EXTRA PRINCIPAL                  For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced on
DISTRIBUTION AMOUNT:             the Mortgage Loans during the related Due Period (less fees and reimbursements owed to the
                                 Servicer, the Trustee and net swap payments to the Swap Counterparty), over (y) the sum of the interest distribution on the LIBOR Certificates on such Distribution Date and (ii) the amount by which the overcollateralization is deficient for such Distribution Date.

EXCESS SUBORDINATED              For any Distribution Date, means the excess, if any of (i) the overcollateralization over (ii) the
AMOUNT:                          required overcollateralization for such Distribution Date.

CLASS A PRINCIPAL                For any Distribution Date, an amount equal to the excess of (x) the Certificate Principal Balance
DISTRIBUTION AMOUNT:             of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A)
                                 the product of (i) approximately 60.60% and (ii) the aggregate principal balance of the Mortgage
                                 Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,000,000.

CLASS M-1 PRINCIPAL              For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the Certificate
DISTRIBUTION AMOUNT:             Principal Balance of the Class A Certificates (after taking into account the payment of the Class
                                 A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal
                                 Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,000,000.

CLASS M-2 PRINCIPAL              For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the Certificate
DISTRIBUTION AMOUNT:             Principal Balance of the Class A Certificates (after taking into account the payment of the Class
                                 A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance
                                 of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                 Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the
                                 Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,000,000.

CLASS M-3 PRINCIPAL              For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the Certificate
DISTRIBUTION AMOUNT:             Principal Balance of the Class A Certificates (after taking into account the payment of the Class
                                 A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance
                                 of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                 Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the
                                 Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                 Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the
                                 Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,000,000.

--------------------------------------------------------------------------------
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REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 12

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

CLASS M-4 PRINCIPAL              For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the Certificate
DISTRIBUTION AMOUNT:             Principal Balance of the Class A Certificates (after taking into account the payment of the Class
                                 A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance
                                 of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                 Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the
                                 Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                 Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
                                 Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                                 Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the
                                 Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,000,000.

CLASS M-5 PRINCIPAL              For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the Certificate
DISTRIBUTION AMOUNT:             Principal Balance of the Class A Certificates (after taking into account the payment of the Class
                                 A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance
                                 of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                 Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the
                                 Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                 Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
                                 Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                                 Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class
                                 M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5
                                 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                 (i) approximately 84.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,000,000.

CLASS M-6 PRINCIPAL              For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the Certificate
DISTRIBUTION AMOUNT:             Principal Balance of the Class A Certificates (after taking into account the payment of the Class
                                 A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance
                                 of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                 Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the
                                 Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                 Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
                                 Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                                 Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class
                                 M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6
                                 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                 (i) approximately 87.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,000,000.

--------------------------------------------------------------------------------
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REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 13

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

CLASS B-1 PRINCIPAL              For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the Certificate
DISTRIBUTION AMOUNT:             Principal Balance of the Class A Certificates (after taking into account the payment of the Class
                                 A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance
                                 of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                 Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the
                                 Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                 Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
                                 Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                                 Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class
                                 M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates
                                 (after taking into account the payment of the Class M-6 Principal Distribution Amount on such
                                 Distribution Date) and (viii) the Certificate Principal Balance of the Class B-1 Certificates
                                 immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
                                 approximately 89.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,000,000.

CLASS B-2 PRINCIPAL              For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the Certificate
DISTRIBUTION AMOUNT:             Principal Balance of the Class A Certificates (after taking into account the payment of the Class
                                 A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance
                                 of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                 Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the
                                 Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                 Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
                                 Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                                 Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class
                                 M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates
                                 (after taking into account the payment of the Class M-6 Principal Distribution Amount on such
                                 Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such
                                 Distribution Date) and (ix) the Certificate Principal Balance of the Class B-2 Certificates
                                 immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
                                 approximately 92.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,000,000.

--------------------------------------------------------------------------------
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REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 14

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

CLASS B-3 PRINCIPAL              For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the Certificate
DISTRIBUTION AMOUNT:             Principal Balance of the Class A Certificates (after taking into account the payment of the Class
                                 A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance
                                 of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                 Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the
                                 Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                 Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
                                 Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                                 Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class
                                 M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates
                                 (after taking into account the payment of the Class M-6 Principal Distribution Amount on such
                                 Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such
                                 Distribution Date), (ix) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such
                                 Distribution Date) and (x) the Certificate Principal Balance of the Class B-3 Certificates
                                 immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
                                 approximately 94.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,000,000.

CLASS B-4 PRINCIPAL              For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the Certificate
DISTRIBUTION AMOUNT:             Principal Balance of the Class A Certificates (after taking into account the payment of the Class
                                 A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance
                                 of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                 Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the
                                 Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                 Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
                                 Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                                 Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class
                                 M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates
                                 (after taking into account the payment of the Class M-6 Principal Distribution Amount on such
                                 Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such
                                 Distribution Date), (ix) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such
                                 Distribution Date), (x) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such
                                 Distribution Date) and (xi) the Certificate Principal Balance of the Class B-4 Certificates
                                 immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
                                 approximately 96.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $5,000,000.

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 15

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

ALLOCATION OF LOSSES:            If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap
                                 Payment Priority", the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date and any amounts remaining in the Prefunding Account, the Class Certificate Balance of the applicable Class
                                 M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class
                                 B-4 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward
                                 Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an
                                 Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any
                                 Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation
                                 Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

ORIGINAL LOAN SELLERS:           Accredited Home Lenders, Inc.
                                 Chapel Mortgage Corporation
                                 Encore Credit Corp.
                                 First Bank Mortgage
                                 First Horizon Home Loan Corp.
                                 First NLC Financial Services
                                 FlexPoint Funding Corp.
                                 Fremont Investment & Loan, Inc.
                                 Funding America Warehouse Trust
                                 Lenders Direct Capital Corporation
                                 Lime Financial Services, Ltd.
                                 Mandalay Mortgage, LLC
                                 Master Financial, Inc.
                                 NC Capital Corporation
                                 Platinum Capital Group
                                 Rose Mortgage Corp.
                                 Town and Country Credit Corp.

TRUST TAX STATUS:                Portions of the trust will be treated as multiple real estate mortgage investment conduits, or
                                 REMICs, for federal income tax purposes. The LIBOR Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA ELIGIBILITY:               The LIBOR Certificates are expected to be ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the Swap Agreement, which will be described under "ERISA Considerations" in the free writing prospectus and the prospectus supplement for the IXIS Real Estate Capital Trust 2006-HE2 transaction.

SMMEA ELIGIBILITY:               It is anticipated that none of the LIBOR Certificates will be SMMEA eligible.

REGISTRATION STATEMENT           This term sheet does not contain all information that is required to be included in a registration
AND PROSPECTUS:                  statement, or in a base prospectus and prospectus supplement.

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 16

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MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                                 The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                 The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                                 http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/efc6-1020_forms3a.txt

RISK FACTORS:                    PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE
                                 WRITING PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR IXIS REAL ESTATE CAPITAL TRUST 2006-HE2
                                 TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH
                                 AN INVESTMENT IN THE LIBOR CERTIFICATES.

STATIC POOL INFORMATION:         Information concerning the sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/IXIS.html or
                                 http://www.ixiscm.com/rmbs_summary.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 17

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                              SENSITIVITY ANALYSIS

-----------------------------------------------------------------------------------------------------------------------
                                                         TO 10% CALL
     ------------------------------------------------------------------------------------------------------------------
      % OF PPC                      50           60          75           100         125           150          175
-----------------------------------------------------------------------------------------------------------------------

      WAL (YRS)                    1.62         1.35        1.08         0.80         0.64         0.52         0.44
A-1   FIRST PAYMENT DATE         6/25/2006   6/25/2006    6/25/2006    6/25/2006   6/25/2006     6/25/2006    6/25/2006
      EXPECTED FINAL MATURITY   10/25/2009   3/25/2009    8/25/2008    1/25/2008   9/25/2007     6/25/2007    3/25/2007
      WINDOW                      1 - 41       1 - 34      1 - 27       1 - 20       1 - 16       1 - 13       1 - 10
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    4.21         3.49        2.76         2.00         1.56         1.26         1.04
A-2   FIRST PAYMENT DATE        10/25/2009   3/25/2009    8/25/2008    1/25/2008   9/25/2007     6/25/2007    3/25/2007
      EXPECTED FINAL MATURITY    8/25/2011   9/25/2010   10/25/2009   10/25/2008   3/25/2008    11/25/2007    8/25/2007
      WINDOW                      41 - 63     34 - 52      27 - 41      20 - 29     16 - 22       13 - 18      10 - 15
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    7.76         6.44        5.09         3.50         2.32         1.86         1.53
A-3   FIRST PAYMENT DATE         8/25/2011   9/25/2010   10/25/2009   10/25/2008   3/25/2008    11/25/2007    8/25/2007
      EXPECTED FINAL MATURITY    7/25/2017   9/25/2015    9/25/2013    9/25/2011   4/25/2009     9/25/2008    4/25/2008
      WINDOW                     63 - 134     52 - 112     41 - 88      29 - 64     22 - 35       18 - 28      15 - 23
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    13.84       11.60        9.18         6.73         4.90         2.79         2.20
A-4   FIRST PAYMENT DATE         7/25/2017   9/25/2015    9/25/2013    9/25/2011   4/25/2009     9/25/2008    4/25/2008
      EXPECTED FINAL MATURITY    1/25/2021   9/25/2018    2/25/2016    7/25/2013   11/25/2011   10/25/2010   12/25/2008
      WINDOW                     134 - 176   112 - 148    88 - 117      64 - 86     35 - 66       28 - 53      23 - 31
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    9.68         8.08        6.39         4.95         4.65         4.42         3.33
M-1   FIRST PAYMENT DATE         1/25/2011   3/25/2010    6/25/2009   11/25/2009   6/25/2010    10/25/2010   12/25/2008
      EXPECTED FINAL MATURITY    1/25/2021   9/25/2018    2/25/2016    7/25/2013   11/25/2011   10/25/2010   12/25/2009
      WINDOW                     56 - 176     46 - 148    37 - 117      42 - 86     49 - 66       53 - 53      31 - 43
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    9.68         8.08        6.39         4.89         4.38         4.41         3.58
M-2   FIRST PAYMENT DATE         1/25/2011   3/25/2010    6/25/2009   10/25/2009   2/25/2010     9/25/2010   12/25/2009
      EXPECTED FINAL MATURITY    1/25/2021   9/25/2018    2/25/2016    7/25/2013   11/25/2011   10/25/2010   12/25/2009
      WINDOW                     56 - 176     46 - 148    37 - 117      41 - 86     45 - 66       52 - 53      43 - 43
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    9.68         8.08        6.39         4.86         4.24         4.24         3.58
M-3   FIRST PAYMENT DATE         1/25/2011   3/25/2010    6/25/2009    9/25/2009   12/25/2009    5/25/2010   12/25/2009
      EXPECTED FINAL MATURITY    1/25/2021   9/25/2018    2/25/2016    7/25/2013   11/25/2011   10/25/2010   12/25/2009
      WINDOW                     56 - 176     46 - 148    37 - 117      40 - 86     43 - 66       48 - 53      43 - 43
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    9.68         8.08        6.39         4.84         4.16         4.03         3.51
M-4   FIRST PAYMENT DATE         1/25/2011   3/25/2010    6/25/2009    8/25/2009   11/25/2009    3/25/2010   10/25/2009
      EXPECTED FINAL MATURITY    1/25/2021   9/25/2018    2/25/2016    7/25/2013   11/25/2011   10/25/2010   12/25/2009
      WINDOW                     56 - 176     46 - 148    37 - 117      39 - 86     42 - 66       46 - 53      41 - 43
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    9.68         8.08        6.39         4.83         4.11         3.89         3.35
M-5   FIRST PAYMENT DATE         1/25/2011   3/25/2010    6/25/2009    8/25/2009   10/25/2009    1/25/2010    7/25/2009
      EXPECTED FINAL MATURITY    1/25/2021   9/25/2018    2/25/2016    7/25/2013   11/25/2011   10/25/2010   12/25/2009
      WINDOW                     56 - 176     46 - 148    37 - 117      39 - 86     41 - 66       44 - 53      38 - 43
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    9.68         8.08        6.39         4.81         4.06         3.77         3.23
M-6   FIRST PAYMENT DATE         1/25/2011   3/25/2010    6/25/2009    7/25/2009   9/25/2009    11/25/2009    6/25/2009
      EXPECTED FINAL MATURITY    1/25/2021   9/25/2018    2/25/2016    7/25/2013   11/25/2011   10/25/2010   12/25/2009
      WINDOW                     56 - 176     46 - 148    37 - 117      38 - 86     40 - 66       42 - 53      37 - 43
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    9.68         8.08        6.39         4.80         4.02         3.69         3.14
B-1   FIRST PAYMENT DATE         1/25/2011   3/25/2010    6/25/2009    7/25/2009   8/25/2009     9/25/2009    4/25/2009
      EXPECTED FINAL MATURITY    1/25/2021   9/25/2018    2/25/2016    7/25/2013   11/25/2011   10/25/2010   12/25/2009
      WINDOW                     56 - 176     46 - 148    37 - 117      38 - 86     39 - 66       40 - 53      35 - 43
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    9.68         8.08        6.39         4.80         4.00         3.62         3.07
B-2   FIRST PAYMENT DATE         1/25/2011   3/25/2010    6/25/2009    6/25/2009   7/25/2009     8/25/2009    3/25/2009
      EXPECTED FINAL MATURITY    1/25/2021   9/25/2018    2/25/2016    7/25/2013   11/25/2011   10/25/2010   12/25/2009
      WINDOW                     56 - 176     46 - 148    37 - 117      37 - 86     38 - 66       39 - 53      34 - 43
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    9.68         8.08        6.39         4.78         3.97         3.57         3.03
B-3   FIRST PAYMENT DATE         1/25/2011   3/25/2010    6/25/2009    6/25/2009   7/25/2009     8/25/2009    2/25/2009
      EXPECTED FINAL MATURITY    1/25/2021   9/25/2018    2/25/2016    7/25/2013   11/25/2011   10/25/2010   12/25/2009
      WINDOW                     56 - 176     46 - 148    37 - 117      37 - 86     38 - 66       39 - 53      33 - 43
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    9.59         7.99        6.32         4.73         3.92         3.49         2.95
B-4   FIRST PAYMENT DATE         1/25/2011   3/25/2010    6/25/2009    6/25/2009   6/25/2009     7/25/2009    2/25/2009
      EXPECTED FINAL MATURITY    1/25/2021   9/25/2018    2/25/2016    7/25/2013   11/25/2011   10/25/2010   12/25/2009
      WINDOW                     56 - 176     46 - 148    37 - 117      37 - 86     37 - 66       38 - 53      33 - 43
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 18

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                           SENSITIVITY ANALYSIS (CONT)

-----------------------------------------------------------------------------------------------------------------------
                                                         TO MATURITY
     ------------------------------------------------------------------------------------------------------------------
      % OF PPC                      50           60          75           100          125         150          175
-----------------------------------------------------------------------------------------------------------------------

      WAL (YRS)                    1.62         1.35        1.08         0.80          0.64        0.52         0.44
A-1   FIRST PAYMENT DATE        6/25/2006    6/25/2006    6/25/2006    6/25/2006    6/25/2006   6/25/2006    6/25/2006
      EXPECTED FINAL MATURITY   10/25/2009   3/25/2009    8/25/2008    1/25/2008    9/25/2007   6/25/2007    3/25/2007
      WINDOW                      1 - 41       1 - 34      1 - 27       1 - 20        1 - 16      1 - 13       1 - 10
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    4.21         3.49        2.76         2.00          1.56        1.26         1.04
A-2   FIRST PAYMENT DATE        10/25/2009   3/25/2009    8/25/2008    1/25/2008    9/25/2007   6/25/2007    3/25/2007
      EXPECTED FINAL MATURITY   8/25/2011    9/25/2010   10/25/2009   10/25/2008    3/25/2008   11/25/2007   8/25/2007
      WINDOW                     41 - 63      34 - 52      27 - 41      20 - 29      16 - 22     13 - 18      10 - 15
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    7.76         6.44        5.09         3.50          2.32        1.86         1.53
A-3   FIRST PAYMENT DATE        8/25/2011    9/25/2010   10/25/2009   10/25/2008    3/25/2008   11/25/2007   8/25/2007
      EXPECTED FINAL MATURITY   7/25/2017    9/25/2015    9/25/2013    9/25/2011    4/25/2009   9/25/2008    4/25/2008
      WINDOW                     63 - 134     52 - 112     41 - 88      29 - 64      22 - 35     18 - 28      15 - 23
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                   16.48        14.01        11.25        8.27          6.12        3.16         2.20
A-4   FIRST PAYMENT DATE        7/25/2017    9/25/2015    9/25/2013    9/25/2011    4/25/2009   9/25/2008    4/25/2008
      EXPECTED FINAL MATURITY   6/25/2034    10/25/2031   8/25/2027    4/25/2022   11/25/2018   5/25/2016    12/25/2008
      WINDOW                    134 - 337    112 - 305    88 - 255     64 - 191      35 - 150    28 - 120     23 - 31
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                   10.58         8.89        7.08         5.47          5.06        6.33         5.34
M-1   FIRST PAYMENT DATE        1/25/2011    3/25/2010    6/25/2009   11/25/2009    6/25/2010   8/25/2011    12/25/2008
      EXPECTED FINAL MATURITY   5/25/2031    3/25/2028    3/25/2024    9/25/2019    9/25/2016   8/25/2014    7/25/2014
      WINDOW                     56 - 300     46 - 262    37 - 214     42 - 160      49 - 124    63 - 99      31 - 98
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                   10.55         8.87        7.06         5.39          4.77        5.00         4.56
M-2   FIRST PAYMENT DATE        1/25/2011    3/25/2010    6/25/2009   10/25/2009    2/25/2010   9/25/2010    5/25/2010
      EXPECTED FINAL MATURITY   8/25/2030    6/25/2027    6/25/2023    2/25/2019   4/25/2016    4/25/2014    11/25/2012
      WINDOW                     56 - 291     46 - 253    37 - 205     41 - 153     45 - 119     52 - 95      48 - 78
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                   10.52         8.83        7.03         5.33         4.61         4.53         3.99
M-3   FIRST PAYMENT DATE        1/25/2011    3/25/2010    6/25/2009    9/25/2009   12/25/2009   5/25/2010    12/25/2009
      EXPECTED FINAL MATURITY   8/25/2029    6/25/2026    8/25/2022    7/25/2018   10/25/2015   11/25/2013   7/25/2012
      WINDOW                     56 - 279     46 - 241    37 - 195     40 - 146     43 - 113     48 - 90      43 - 74
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                   10.49         8.80        7.01         5.30         4.52         4.31         3.75
M-4   FIRST PAYMENT DATE        1/25/2011    3/25/2010    6/25/2009    8/25/2009   11/25/2009   3/25/2010    10/25/2009
      EXPECTED FINAL MATURITY   12/25/2028   10/25/2025   1/25/2022    1/25/2018   5/25/2015    8/25/2013    4/25/2012
      WINDOW                     56 - 271     46 - 233    37 - 188     39 - 140     42 - 108     46 - 87      41 - 71
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                   10.45         8.76        6.97         5.25         4.44         4.15         3.57
M-5   FIRST PAYMENT DATE        1/25/2011    3/25/2010    6/25/2009    8/25/2009   10/25/2009   1/25/2010    7/25/2009
      EXPECTED FINAL MATURITY   3/25/2028    1/25/2025    5/25/2021    7/25/2017   1/25/2015    4/25/2013    1/25/2012
      WINDOW                     56 - 262     46 - 224    37 - 180     39 - 134     41 - 104     44 - 83      38 - 68
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                   10.38         8.70        6.93         5.20         4.37         4.01         3.43
M-6   FIRST PAYMENT DATE        1/25/2011    3/25/2010    6/25/2009    7/25/2009   9/25/2009    11/25/2009   6/25/2009
      EXPECTED FINAL MATURITY   4/25/2027    3/25/2024   11/25/2020    1/25/2017   8/25/2014    12/25/2012   9/25/2011
      WINDOW                     56 - 251     46 - 214    37 - 174     38 - 128     40 - 99      42 - 79      37 - 64
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                   10.29         8.62        6.86         5.14         4.29         3.90         3.31
B-1   FIRST PAYMENT DATE        1/25/2011    3/25/2010    6/25/2009    7/25/2009   8/25/2009    9/25/2009    4/25/2009
      EXPECTED FINAL MATURITY   3/25/2026    3/25/2023    1/25/2020    5/25/2016   2/25/2014    7/25/2012    6/25/2011
      WINDOW                     56 - 238     46 - 202    37 - 164     38 - 120     39 - 93      40 - 74      35 - 61
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                   10.15         8.50        6.76         5.06         4.20         3.78         3.21
B-2   FIRST PAYMENT DATE        1/25/2011    3/25/2010    6/25/2009    6/25/2009   7/25/2009    8/25/2009    3/25/2009
      EXPECTED FINAL MATURITY   11/25/2024   1/25/2022    1/25/2019    8/25/2015   7/25/2013    2/25/2012    1/25/2011
      WINDOW                     56 - 222     46 - 188    37 - 152     37 - 111     38 - 86      39 - 69      34 - 56
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    9.95         8.34        6.61         4.93         4.09         3.66         3.11
B-3   FIRST PAYMENT DATE        1/25/2011    3/25/2010    6/25/2009    6/25/2009   7/25/2009    8/25/2009    2/25/2009
      EXPECTED FINAL MATURITY   6/25/2023    12/25/2020  12/25/2017   11/25/2014   12/25/2012   8/25/2011    8/25/2010
      WINDOW                     56 - 205     46 - 175    37 - 139     37 - 102     38 - 79      39 - 63      33 - 51
-----------------------------------------------------------------------------------------------------------------------
      WAL (YRS)                    9.61         8.02        6.35         4.74         3.93         3.50         2.96
B-4   FIRST PAYMENT DATE        1/25/2011    3/25/2010    6/25/2009    6/25/2009   6/25/2009    7/25/2009    2/25/2009
      EXPECTED FINAL MATURITY   9/25/2021    6/25/2019   10/25/2016   12/25/2013   3/25/2012    1/25/2011    3/25/2010
      WINDOW                     56 - 184     46 - 157    37 - 125      37 - 91     37 - 70      38 - 56      33 - 46
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 19

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                           SENSITIVITY ANALYSIS (CONT)

--------------------------------------------------------------------------------
            TO 10% CALL
            --------------------------------------------------------------------
            CPR %                          20             25             30
--------------------------------------------------------------------------------
            WAL (YRS)                     1.10           0.87           0.72
            FIRST PAYMENT DATE          6/25/2006     6/25/2006      6/25/2006
   A-1      EXPECTED FINAL MATURITY     9/25/2008     3/25/2008      11/25/2007
            WINDOW                       1 - 28         1 - 22         1 - 18
--------------------------------------------------------------------------------
            WAL (YRS)                     2.84           2.21           1.80
            FIRST PAYMENT DATE          9/25/2008     3/25/2008      11/25/2007
   A-2      EXPECTED FINAL MATURITY    11/25/2009     1/25/2009      7/25/2008
            WINDOW                       28 - 42       22 - 32        18 - 26
--------------------------------------------------------------------------------
            WAL (YRS)                     5.25           4.02           2.97
            FIRST PAYMENT DATE         11/25/2009     1/25/2009      7/25/2008
   A-3      EXPECTED FINAL MATURITY    12/25/2013     5/25/2012      3/25/2011
            WINDOW                       42 - 91       32 - 72        26 - 58
--------------------------------------------------------------------------------
            WAL (YRS)                     9.49           7.45           6.04
            FIRST PAYMENT DATE         12/25/2013     5/25/2012      3/25/2011
   A-4      EXPECTED FINAL MATURITY     6/25/2016     4/25/2014      10/25/2012
            WINDOW                      91 - 121       72 - 95        58 - 77
--------------------------------------------------------------------------------
            WAL (YRS)                     6.60           5.31           4.72
            FIRST PAYMENT DATE          6/25/2009     9/25/2009      2/25/2010
   M-1      EXPECTED FINAL MATURITY     6/25/2016     4/25/2014      10/25/2012
            WINDOW                      37 - 121       40 - 95        45 - 77
--------------------------------------------------------------------------------
            WAL (YRS)                     6.60           5.28           4.61
            FIRST PAYMENT DATE          6/25/2009     8/25/2009      11/25/2009
   M-2      EXPECTED FINAL MATURITY     6/25/2016     4/25/2014      10/25/2012
            WINDOW                      37 - 121       39 - 95        42 - 77
--------------------------------------------------------------------------------
            WAL (YRS)                     6.60           5.26           4.54
            FIRST PAYMENT DATE          6/25/2009     8/25/2009      10/25/2009
   M-3      EXPECTED FINAL MATURITY     6/25/2016     4/25/2014      10/25/2012
            WINDOW                      37 - 121       39 - 95        41 - 77
--------------------------------------------------------------------------------
            WAL (YRS)                     6.60           5.26           4.51
            FIRST PAYMENT DATE          6/25/2009     7/25/2009      9/25/2009
   M-4      EXPECTED FINAL MATURITY     6/25/2016     4/25/2014      10/25/2012
            WINDOW                      37 - 121       38 - 95        40 - 77
--------------------------------------------------------------------------------
            WAL (YRS)                     6.60           5.25           4.48
            FIRST PAYMENT DATE          6/25/2009     7/25/2009      9/25/2009
   M-5      EXPECTED FINAL MATURITY     6/25/2016     4/25/2014      10/25/2012
            WINDOW                      37 - 121       38 - 95        40 - 77
--------------------------------------------------------------------------------
            WAL (YRS)                     6.60           5.25           4.45
            FIRST PAYMENT DATE          6/25/2009     7/25/2009      8/25/2009
   M-6      EXPECTED FINAL MATURITY     6/25/2016     4/25/2014      10/25/2012
            WINDOW                      37 - 121       38 - 95        39 - 77
--------------------------------------------------------------------------------
            WAL (YRS)                     6.60           5.24           4.44
            FIRST PAYMENT DATE          6/25/2009     6/25/2009      7/25/2009
   B-1      EXPECTED FINAL MATURITY     6/25/2016     4/25/2014      10/25/2012
            WINDOW                      37 - 121       37 - 95        38 - 77
--------------------------------------------------------------------------------
            WAL (YRS)                     6.60           5.23           4.42
            FIRST PAYMENT DATE          6/25/2009     6/25/2009      7/25/2009
   B-2      EXPECTED FINAL MATURITY     6/25/2016     4/25/2014      10/25/2012
            WINDOW                      37 - 121       37 - 95        38 - 77
--------------------------------------------------------------------------------
            WAL (YRS)                     6.60           5.23           4.42
            FIRST PAYMENT DATE          6/25/2009     6/25/2009      6/25/2009
   B-3      EXPECTED FINAL MATURITY     6/25/2016     4/25/2014      10/25/2012
            WINDOW                      37 - 121       37 - 95        37 - 77
--------------------------------------------------------------------------------
            WAL (YRS)                     6.53           5.17           4.35
            FIRST PAYMENT DATE          6/25/2009     6/25/2009      6/25/2009
   B-4      EXPECTED FINAL MATURITY     6/25/2016     4/25/2014      10/25/2012
            WINDOW                      37 - 121       37 - 95        37 - 77
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            TO MATURITY
            --------------------------------------------------------------------
            CPR %                          20             25             30
--------------------------------------------------------------------------------
            WAL (YRS)                     1.10           0.87           0.72
            FIRST PAYMENT DATE          6/25/2006     6/25/2006      6/25/2006
   A-1      EXPECTED FINAL MATURITY     9/25/2008     3/25/2008      11/25/2007
            WINDOW                       1 - 28         1 - 22         1 - 18
--------------------------------------------------------------------------------
            WAL (YRS)                     2.84           2.21           1.80
            FIRST PAYMENT DATE          9/25/2008     3/25/2008      11/25/2007
   A-2      EXPECTED FINAL MATURITY    11/25/2009     1/25/2009      7/25/2008
            WINDOW                       28 - 42       22 - 32        18 - 26
--------------------------------------------------------------------------------
            WAL (YRS)                     5.25           4.02           2.97
            FIRST PAYMENT DATE         11/25/2009     1/25/2009      7/25/2008
   A-3      EXPECTED FINAL MATURITY    12/25/2013     5/25/2012      3/25/2011
            WINDOW                       42 - 91       32 - 72        26 - 58
--------------------------------------------------------------------------------
            WAL (YRS)                     11.63          9.17           7.47
            FIRST PAYMENT DATE         12/25/2013     5/25/2012      3/25/2011
   A-4      EXPECTED FINAL MATURITY     5/25/2028     1/25/2024      12/25/2020
            WINDOW                      91 - 264       72 - 212       58 - 175
--------------------------------------------------------------------------------
            WAL (YRS)                     7.32           5.88           5.19
            FIRST PAYMENT DATE          6/25/2009     9/25/2009      2/25/2010
   M-1      EXPECTED FINAL MATURITY    11/25/2024     2/25/2021      6/25/2018
            WINDOW                      37 - 222       40 - 177       45 - 145
--------------------------------------------------------------------------------
            WAL (YRS)                     7.29           5.83           5.06
            FIRST PAYMENT DATE          6/25/2009     8/25/2009      11/25/2009
   M-2      EXPECTED FINAL MATURITY     2/25/2024     7/25/2020      12/25/2017
            WINDOW                      37 - 213       39 - 170       42 - 139
--------------------------------------------------------------------------------
            WAL (YRS)                     7.26           5.79           4.98
            FIRST PAYMENT DATE          6/25/2009     8/25/2009      10/25/2009
   M-3      EXPECTED FINAL MATURITY     3/25/2023     10/25/2019     4/25/2017
            WINDOW                      37 - 202       39 - 161       41 - 131
--------------------------------------------------------------------------------
            WAL (YRS)                     7.23           5.77           4.93
            FIRST PAYMENT DATE          6/25/2009     7/25/2009      9/25/2009
   M-4      EXPECTED FINAL MATURITY     8/25/2022     4/25/2019      11/25/2016
            WINDOW                      37 - 195       38 - 155       40 - 126
--------------------------------------------------------------------------------
            WAL (YRS)                     7.20           5.73           4.87
            FIRST PAYMENT DATE          6/25/2009     7/25/2009      9/25/2009
   M-5      EXPECTED FINAL MATURITY    12/25/2021     10/25/2018     6/25/2016
            WINDOW                      37 - 187       38 - 149       40 - 121
--------------------------------------------------------------------------------
            WAL (YRS)                     7.15           5.68           4.81
            FIRST PAYMENT DATE          6/25/2009     7/25/2009      8/25/2009
   M-6      EXPECTED FINAL MATURITY     3/25/2021     3/25/2018      12/25/2015
            WINDOW                      37 - 178       38 - 142       39 - 115
--------------------------------------------------------------------------------
            WAL (YRS)                     7.08           5.62           4.75
            FIRST PAYMENT DATE          6/25/2009     6/25/2009      7/25/2009
   B-1      EXPECTED FINAL MATURITY     6/25/2020     6/25/2017      5/25/2015
            WINDOW                      37 - 169       37 - 133       38 - 108
--------------------------------------------------------------------------------
            WAL (YRS)                     6.98           5.53           4.66
            FIRST PAYMENT DATE          6/25/2009     6/25/2009      7/25/2009
   B-2      EXPECTED FINAL MATURITY     6/25/2019     8/25/2016      9/25/2014
            WINDOW                      37 - 157       37 - 123       38 - 100
--------------------------------------------------------------------------------
            WAL (YRS)                     6.82           5.41           4.56
            FIRST PAYMENT DATE          6/25/2009     6/25/2009      6/25/2009
   B-3      EXPECTED FINAL MATURITY     5/25/2018     10/25/2015     1/25/2014
            WINDOW                      37 - 144       37 - 113       37 - 92
--------------------------------------------------------------------------------
            WAL (YRS)                     6.56           5.19           4.36
            FIRST PAYMENT DATE          6/25/2009     6/25/2009      6/25/2009
   B-4      EXPECTED FINAL MATURITY     2/25/2017     10/25/2014     3/25/2013
            WINDOW                      37 - 129       37 - 101       37 - 82
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 20

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                  SCHEDULE OF AVAILABLE FUNDS (CASH CAP) (1)(2)

--------------------------------------------------------------------------------------------------
PERIOD     A-1 CAP%     A-2 CAP%     A-3 CAP%     A-4 CAP%     M-1 CAP%     M-2 CAP%     M-3 CAP%
------    ----------   ----------   ----------   ----------   ----------   ----------   ----------

          ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
--------------------------------------------------------------------------------------------------

   1         (3)          (3)          (3)          (3)          (3)          (3)          (3)
   2         (3)          (3)          (3)          (3)          (3)          (3)          (3)
   3         (3)          (3)          (3)          (3)          (3)          (3)          (3)
   4        21.81        21.81        21.81        21.81        21.61        21.61        21.61
   5        20.34        20.20        20.51        21.04        21.93        22.04        22.20
   6        20.06        20.11        20.17        20.27        20.30        20.32        20.35
   7        20.06        20.11        20.17        20.27        20.30        20.32        20.35
   8        20.06        20.11        20.17        20.27        20.30        20.32        20.35
   9        20.06        20.11        20.17        20.27        20.30        20.32        20.35
  10        20.06        20.11        20.17        20.27        20.30        20.32        20.35
  11        20.06        20.11        20.17        20.27        20.24        20.26        20.28
  12        20.06        20.11        20.17        20.22        20.05        20.05        20.06
  13        19.90        19.90        19.90        19.90        19.63        19.63        19.63
  14        19.83        19.83        19.83        19.83        19.54        19.54        19.54
  15        19.52        19.52        19.52        19.52        19.24        19.24        19.24
  16        19.34        19.34        19.34        19.34        19.04        19.04        19.04
  17        19.29        19.29        19.29        19.29        18.97        18.97        18.97
  18        18.97        18.97        18.97        18.97        18.65        18.65        18.65
  19        18.88        18.88        18.88        18.88        18.53        18.53        18.53
  20        18.21        18.21        18.21        18.21        17.86        17.86        17.86
  21          --         16.58        16.58        16.58        16.19        16.19        16.19
  22          --         15.02        15.02        15.02        14.53        14.53        14.53
  23          --         12.59        12.59        12.59        12.11        12.11        12.11
  24          --         12.38        12.38        12.38        11.86        11.86        11.86
  25          --         11.81        11.81        11.81        11.27        11.27        11.27
  26          --         12.02        12.02        12.02        11.44        11.44        11.44
  27          --         11.95        11.95        11.95        11.35        11.35        11.35
  28          --         12.52        12.52        12.52        11.86        11.86        11.86
  29          --         13.02        13.02        13.02        12.29        12.29        12.29
  30          --           --         12.75        12.75        12.01        12.01        12.01
  31          --           --         13.16        13.16        12.36        12.36        12.36
  32          --           --         12.75        12.75        11.93        11.93        11.93
  33          --           --         12.94        12.94        12.05        12.05        12.05
  34          --           --         14.69        14.69        13.60        13.60        13.60
  35          --           --         13.50        13.50        12.44        12.44        12.44
  36          --           --         13.99        13.99        12.83        12.83        12.83
  37          --           --         44.33        44.33        12.48        12.48        12.48
  38          --           --         16.21        16.21        12.85        12.85        12.85
  39          --           --         15.89        15.89        12.70        12.70        12.70
  40          --           --         16.42        16.42        13.27        13.27        13.27
  41          --           --         17.00        17.00        13.83        13.83        13.83
  42          --           --         16.47        16.47        13.48        13.48        13.48
  43          --           --         16.95        16.95        13.94        13.94        13.94
  44          --           --         16.37        16.37        13.53        13.53        13.53

--------------------------------------------------------------------------------------------------
PERIOD     M-4 CAP%     M-5 CAP%     M-6 CAP%     B-1 CAP%     B-2 CAP%     B-3 CAP%     B-4 CAP%
------    ----------   ----------   ----------   ----------   ----------   ----------   ----------

          ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
--------------------------------------------------------------------------------------------------

   1         (3)          (3)          (3)          (3)          (3)          (3)          (3)
   2         (3)          (3)          (3)          (3)          (3)          (3)          (3)
   3         (3)          (3)          (3)          (3)          (3)          (3)          (3)
   4        21.61        21.61        21.61        21.61        21.61        21.61        21.61
   5        22.57        22.73        23.15        25.64        26.17        30.95        33.08
   6        20.42        20.45        20.53        21.00        21.10        22.00        22.40
   7        20.42        20.45        20.53        21.00        21.10        22.00        22.40
   8        20.42        20.45        20.53        21.00        21.10        22.00        22.40
   9        20.42        20.45        20.53        21.00        21.10        22.00        22.40
  10        20.42        20.45        20.53        21.00        21.10        22.00        22.40
  11        20.33        20.35        20.42        20.78        20.85        21.54        21.85
  12        20.08        20.09        20.12        20.26        20.29        20.57        20.70
  13        19.63        19.63        19.63        19.63        19.63        19.63        19.63
  14        19.54        19.54        19.54        19.54        19.54        19.54        19.54
  15        19.24        19.24        19.24        19.24        19.24        19.24        19.24
  16        19.04        19.04        19.04        19.04        19.04        19.04        19.04
  17        18.97        18.97        18.97        18.97        18.97        18.97        18.97
  18        18.65        18.65        18.65        18.65        18.65        18.65        18.65
  19        18.53        18.53        18.53        18.53        18.53        18.53        18.53
  20        17.86        17.86        17.86        17.86        17.86        17.86        17.86
  21        16.19        16.19        16.19        16.19        16.19        16.19        16.19
  22        14.53        14.53        14.53        14.53        14.53        14.53        14.53
  23        12.11        12.11        12.11        12.11        12.11        12.11        12.11
  24        11.86        11.86        11.86        11.86        11.86        11.86        11.86
  25        11.27        11.27        11.27        11.27        11.27        11.27        11.27
  26        11.44        11.44        11.44        11.44        11.44        11.44        11.44
  27        11.35        11.35        11.35        11.35        11.35        11.35        11.35
  28        11.86        11.86        11.86        11.86        11.86        11.86        11.86
  29        12.29        12.29        12.29        12.29        12.29        12.29        12.29
  30        12.01        12.01        12.01        12.01        12.01        12.01        12.01
  31        12.36        12.36        12.36        12.36        12.36        12.36        12.36
  32        11.93        11.93        11.93        11.93        11.93        11.93        11.93
  33        12.05        12.05        12.05        12.05        12.05        12.05        12.05
  34        13.60        13.60        13.60        13.60        13.60        13.60        13.60
  35        12.44        12.44        12.44        12.44        12.44        12.44        12.44
  36        12.83        12.83        12.83        12.83        12.83        12.83        12.83
  37        12.48        12.48        12.48        12.48        12.48        12.48        12.48
  38        12.85        12.85        12.85        12.85        12.85        12.85        12.85
  39        12.70        12.70        12.70        12.70        12.70        12.70        12.70
  40        13.27        13.27        13.27        13.27        13.27        13.27        13.27
  41        13.83        13.83        13.83        13.83        13.83        13.83        13.83
  42        13.48        13.48        13.48        13.48        13.48        13.48        13.48
  43        13.94        13.94        13.94        13.94        13.94        13.94        13.94
  44        13.53        13.53        13.53        13.53        13.53        13.53        13.53

(1)   Cash available to pay current and prior interest and Basis Risk Carry
      Forward Amount divided by the current Class Certificate Balance.

(2)   Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month
      LIBOR rate of 20%.

(3)   A Prefunding Period exists for periods 1 through 3, inclusive.

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 21

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                  SCHEDULE OF AVAILABLE FUNDS (CASH CAP) (1)(2)

--------------------------------------------------------------------------------------------------
PERIOD     A-1 CAP%     A-2 CAP%     A-3 CAP%     A-4 CAP%     M-1 CAP%     M-2 CAP%     M-3 CAP%
------    ----------   ----------   ----------   ----------   ----------   ----------   ----------

          ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
--------------------------------------------------------------------------------------------------

  45          --           --         16.37        16.37        13.60        13.60        13.60
  46          --           --         18.30        18.30        15.24        15.24        15.24
  47          --           --         16.72        16.72        13.95        13.95        13.95
  48          --           --         17.27        17.27        14.41        14.41        14.41
  49          --           --         16.76        16.76        13.99        13.99        13.99
  50          --           --         17.29        17.29        14.42        14.42        14.42
  51          --           --         16.77        16.77        14.00        14.00        14.00
  52          --           --         16.81        16.81        14.04        14.04        14.04
  53          --           --         17.36        17.36        14.49        14.49        14.49
  54          --           --         16.09        16.09        13.31        13.31        13.31
  55          --           --         16.63        16.63        13.76        13.76        13.76
  56          --           --         16.09        16.09        13.32        13.32        13.32
  57          --           --         16.10        16.10        13.32        13.32        13.32
  58          --           --         17.83        17.83        14.75        14.75        14.75
  59          --           --         16.10        16.10        13.32        13.32        13.32
  60          --           --         16.64        16.64        13.77        13.77        13.77
  61          --           --         16.10        16.10        13.32        13.32        13.32
  62          --           --         16.64        16.64        13.76        13.76        13.76
  63          --           --         16.10        16.10        13.32        13.32        13.32
  64          --           --         16.10        16.10        13.32        13.32        13.32
  65          --           --         16.63        16.63        13.76        13.76        13.76
  66          --           --           --         16.10        13.31        13.31        13.31
  67          --           --           --         16.63        13.75        13.75        13.75
  68          --           --           --         16.09        13.31        13.31        13.31
  69          --           --           --         16.09        13.31        13.31        13.31
  70          --           --           --         17.20        14.22        14.22        14.22
  71          --           --           --         16.09        13.31        13.31        13.31
  72          --           --           --         16.62        13.75        13.75        13.75
  73          --           --           --         16.08        13.30        13.30        13.30
  74          --           --           --         16.62        13.74        13.74        13.74
  75          --           --           --         16.08        13.30        13.30        13.30
  76          --           --           --         14.83        13.29        13.29        13.29
  77          --           --           --         14.61        13.74        13.74        13.74
  78          --           --           --         14.16        13.29        13.29        13.29
  79          --           --           --         14.66        13.73        13.73        13.73
  80          --           --           --         14.20        13.29        13.29        13.29
  81          --           --           --         14.23        13.28        13.28        13.28
  82          --           --           --         15.78        14.70        14.70        14.70
  83          --           --           --         14.28        13.28        13.28        13.28
  84          --           --           --         14.78        13.72        13.72        13.72
  85          --           --           --         14.33        13.27        13.27        13.27
  86          --           --           --         14.83        13.71        13.71        13.71
  87          --           --           --         14.38        13.27        13.27        13.27
  88          --           --           --         14.41        13.27        13.27        13.27
  89          --           --           --         14.92        13.71        13.71        13.71

--------------------------------------------------------------------------------------------------
PERIOD     M-4 CAP%     M-5 CAP%     M-6 CAP%     B-1 CAP%     B-2 CAP%     B-3 CAP%     B-4 CAP%
------    ----------   ----------   ----------   ----------   ----------   ----------   ----------

          ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
--------------------------------------------------------------------------------------------------

  45        13.60        13.60        13.60        13.60        13.60        13.60        13.60
  46        15.24        15.24        15.24        15.24        15.24        15.24        15.24
  47        13.95        13.95        13.95        13.95        13.95        13.95        13.95
  48        14.41        14.41        14.41        14.41        14.41        14.41        14.41
  49        13.99        13.99        13.99        13.99        13.99        13.99        13.99
  50        14.42        14.42        14.42        14.42        14.42        14.42        14.42
  51        14.00        14.00        14.00        14.00        14.00        14.00        14.00
  52        14.04        14.04        14.04        14.04        14.04        14.04        14.04
  53        14.49        14.49        14.49        14.49        14.49        14.49        14.49
  54        13.31        13.31        13.31        13.31        13.31        13.31        13.31
  55        13.76        13.76        13.76        13.76        13.76        13.76        13.76
  56        13.32        13.32        13.32        13.32        13.32        13.32        13.32
  57        13.32        13.32        13.32        13.32        13.32        13.32        13.32
  58        14.75        14.75        14.75        14.75        14.75        14.75        14.75
  59        13.32        13.32        13.32        13.32        13.32        13.32        13.32
  60        13.77        13.77        13.77        13.77        13.77        13.77        13.77
  61        13.32        13.32        13.32        13.32        13.32        13.32        13.32
  62        13.76        13.76        13.76        13.76        13.76        13.76        13.76
  63        13.32        13.32        13.32        13.32        13.32        13.32        13.32
  64        13.32        13.32        13.32        13.32        13.32        13.32        13.32
  65        13.76        13.76        13.76        13.76        13.76        13.76        13.76
  66        13.31        13.31        13.31        13.31        13.31        13.31        13.31
  67        13.75        13.75        13.75        13.75        13.75        13.75        13.75
  68        13.31        13.31        13.31        13.31        13.31        13.31        13.31
  69        13.31        13.31        13.31        13.31        13.31        13.31        13.31
  70        14.22        14.22        14.22        14.22        14.22        14.22        14.22
  71        13.31        13.31        13.31        13.31        13.31        13.31        13.31
  72        13.75        13.75        13.75        13.75        13.75        13.75        13.75
  73        13.30        13.30        13.30        13.30        13.30        13.30        13.30
  74        13.74        13.74        13.74        13.74        13.74        13.74        13.74
  75        13.30        13.30        13.30        13.30        13.30        13.30        13.30
  76        13.29        13.29        13.29        13.29        13.29        13.29        13.29
  77        13.74        13.74        13.74        13.74        13.74        13.74        13.74
  78        13.29        13.29        13.29        13.29        13.29        13.29        13.29
  79        13.73        13.73        13.73        13.73        13.73        13.73        13.73
  80        13.29        13.29        13.29        13.29        13.29        13.29        13.29
  81        13.28        13.28        13.28        13.28        13.28        13.28        13.28
  82        14.70        14.70        14.70        14.70        14.70        14.70        14.70
  83        13.28        13.28        13.28        13.28        13.28        13.28        13.28
  84        13.72        13.72        13.72        13.72        13.72        13.72        13.72
  85        13.27        13.27        13.27        13.27        13.27        13.27        13.27
  86        13.71        13.71        13.71        13.71        13.71        13.71        13.71
  87        13.27        13.27        13.27        13.27        13.27        13.27        13.27
  88        13.27        13.27        13.27        13.27        13.27        13.27        13.27
  89        13.71        13.71        13.71        13.71        13.71        13.71        13.71

(1)   Cash available to pay current and prior interest and Basis Risk Carry
      Forward Amount divided by the current Class Certificate Balance.

(2)   Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month
      LIBOR rate of 20%.

(3)   A Prefunding Period exists for periods 1 through 3, inclusive.

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 22

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                  SCHEDULE OF AVAILABLE FUNDS (CASH CAP) (1)(2)

--------------------------------------------------------------------------------------------------
PERIOD     A-1 CAP%     A-2 CAP%     A-3 CAP%     A-4 CAP%     M-1 CAP%     M-2 CAP%     M-3 CAP%
------    ----------   ----------   ----------   ----------   ----------   ----------   ----------

          ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
--------------------------------------------------------------------------------------------------

  90          --           --           --         14.46        13.26        13.26        13.26
  91          --           --           --         14.98        13.70        13.70        13.70
  92          --           --           --         14.53        13.26        13.26        13.26
  93          --           --           --         14.56        13.25        13.25        13.25
  94          --           --           --         16.15        14.67        14.67        14.67
  95          --           --           --         14.63        13.25        13.25        13.25
  96          --           --           --         15.15        13.69        13.69        13.69
  97          --           --           --         14.70        13.24        13.24        13.24
  98          --           --           --         15.22        13.68        13.68        13.68
  99          --           --           --         14.77        13.24        13.24        13.24
 100          --           --           --         14.81        13.23        13.23        13.23
 101          --           --           --         15.35        13.67        13.67        13.67
 102          --           --           --         14.89        13.23        13.23        13.23
 103          --           --           --         15.43        13.67        13.67        13.67
 104          --           --           --         14.98        13.22        13.22        13.22
 105          --           --           --         15.03        13.22        13.22        13.22
 106          --           --           --         16.69        14.63        14.63        14.63
 107          --           --           --         15.12        13.22        13.22        13.22
 108          --           --           --         15.68        13.65        13.65        13.65
 109          --           --           --         15.22        13.21        13.21        13.21
 110          --           --           --         15.78        13.65        13.65        13.65
 111          --           --           --         15.33        13.20        13.20        13.20
 112          --           --           --         15.38        13.20        13.20        13.20
 113          --           --           --         15.96        13.64        13.64        13.64
 114          --           --           --         15.50        13.20        13.20        13.20
 115          --           --           --         16.08        13.63        13.63        13.63
 116          --           --           --         15.62        13.19        13.19        13.19
 117          --           --           --         15.69        13.19        13.19        13.19
 118          --           --           --         16.84        14.10        14.10        14.10
 119          --           --           --         15.82        13.18        13.18        13.18
 120          --           --           --         16.42        13.62        13.62        13.62
 121          --           --           --         15.96        13.18        13.18        13.18
 122          --           --           --         16.57        13.61        13.61        13.61
 123          --           --           --         16.11        13.17        13.17        13.17
 124          --           --           --         16.19        13.17        13.17        13.17
 125          --           --           --         16.81        13.61        13.61        13.61
 126          --           --           --         16.35        13.16        13.16        13.16
 127          --           --           --         16.98        13.60        13.60        13.60
 128          --           --           --         16.52        13.16        13.16        13.16
 129          --           --           --         16.61        13.16        13.16        13.16
 130          --           --           --         18.50        14.56        14.56        14.56
 131          --           --           --         16.80        13.15        13.15        13.15
 132          --           --           --         17.46        13.59        13.59        13.59
 133          --           --           --         17.00        13.15        13.15        13.15
 134          --           --           --         17.67        13.58        13.58        13.58

--------------------------------------------------------------------------------------------------
PERIOD     M-4 CAP%     M-5 CAP%     M-6 CAP%     B-1 CAP%     B-2 CAP%     B-3 CAP%     B-4 CAP%
------    ----------   ----------   ----------   ----------   ----------   ----------   ----------

          ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
--------------------------------------------------------------------------------------------------

  90        13.26        13.26        13.26        13.26        13.26        13.26        13.26
  91        13.70        13.70        13.70        13.70        13.70        13.70        13.70
  92        13.26        13.26        13.26        13.26        13.26        13.26          --
  93        13.25        13.25        13.25        13.25        13.25        13.25          --
  94        14.67        14.67        14.67        14.67        14.67        14.67          --
  95        13.25        13.25        13.25        13.25        13.25        13.25          --
  96        13.69        13.69        13.69        13.69        13.69        13.69          --
  97        13.24        13.24        13.24        13.24        13.24        13.24          --
  98        13.68        13.68        13.68        13.68        13.68        13.68          --
  99        13.24        13.24        13.24        13.24        13.24        13.24          --
 100        13.23        13.23        13.23        13.23        13.23        13.23          --
 101        13.67        13.67        13.67        13.67        13.67        13.67          --
 102        13.23        13.23        13.23        13.23        13.23        13.23          --
 103        13.67        13.67        13.67        13.67        13.67          --           --
 104        13.22        13.22        13.22        13.22        13.22          --           --
 105        13.22        13.22        13.22        13.22        13.22          --           --
 106        14.63        14.63        14.63        14.63        14.63          --           --
 107        13.22        13.22        13.22        13.22        13.22          --           --
 108        13.65        13.65        13.65        13.65        13.65          --           --
 109        13.21        13.21        13.21        13.21        13.21          --           --
 110        13.65        13.65        13.65        13.65        13.65          --           --
 111        13.20        13.20        13.20        13.20        13.20          --           --
 112        13.20        13.20        13.20        13.20        13.20          --           --
 113        13.64        13.64        13.64        13.64          --           --           --
 114        13.20        13.20        13.20        13.20          --           --           --
 115        13.63        13.63        13.63        13.63          --           --           --
 116        13.19        13.19        13.19        13.19          --           --           --
 117        13.19        13.19        13.19        13.19          --           --           --
 118        14.10        14.10        14.10        14.10          --           --           --
 119        13.18        13.18        13.18        13.18          --           --           --
 120        13.62        13.62        13.62        13.62          --           --           --
 121        13.18        13.18        13.18        13.18          --           --           --
 122        13.61        13.61        13.61          --           --           --           --
 123        13.17        13.17        13.17          --           --           --           --
 124        13.17        13.17        13.17          --           --           --           --
 125        13.61        13.61        13.61          --           --           --           --
 126        13.16        13.16        13.16          --           --           --           --
 127        13.60        13.60        13.60          --           --           --           --
 128        13.16        13.16        13.16          --           --           --           --
 129        13.16        13.16          --           --           --           --           --
 130        14.56        14.56          --           --           --           --           --
 131        13.15        13.15          --           --           --           --           --
 132        13.59        13.59          --           --           --           --           --
 133        13.15        13.15          --           --           --           --           --
 134        13.58        13.58          --           --           --           --           --

(1)   Cash available to pay current and prior interest and Basis Risk Carry
      Forward Amount divided by the current Class Certificate Balance.

(2)   Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month
      LIBOR rate of 20%.

(3)   A Prefunding Period exists for periods 1 through 3, inclusive.

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 23

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                  SCHEDULE OF AVAILABLE FUNDS (CASH CAP) (1)(2)

--------------------------------------------------------------------------------------------------
PERIOD     A-1 CAP%     A-2 CAP%     A-3 CAP%     A-4 CAP%     M-1 CAP%     M-2 CAP%     M-3 CAP%
------    ----------   ----------   ----------   ----------   ----------   ----------   ----------

          ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
--------------------------------------------------------------------------------------------------

 135          --           --           --         17.21        13.14        13.14        13.14
 136          --           --           --         17.32        13.14        13.14        13.14
 137          --           --           --         18.01        13.57        13.57        13.57
 138          --           --           --         17.55        13.13        13.13        13.13
 139          --           --           --         18.25        13.57        13.57        13.57
 140          --           --           --         17.79        13.13        13.13        13.13
 141          --           --           --         17.91        13.12        13.12        13.12
 142          --           --           --         19.98        14.53        14.53        14.53
 143          --           --           --         18.18        13.12        13.12        13.12
 144          --           --           --         18.92        13.55        13.55        13.55
 145          --           --           --         18.45        13.11        13.11        13.11
 146          --           --           --         19.22        13.55        13.55        13.55
 147          --           --           --         18.75        13.11        13.11        13.11
 148          --           --           --         18.90        13.10        13.10          --
 149          --           --           --         19.69        13.54        13.54          --
 150          --           --           --         19.22        13.10        13.10          --
 151          --           --           --         20.03        13.53        13.53          --
 152          --           --           --         19.56        13.09        13.09          --
 153          --           --           --         19.74        13.09        13.09          --
 154          --           --           --         22.05        14.49        14.49          --
 155          --           --           --         20.10        13.09          --           --
 156          --           --           --         20.97        13.52          --           --
 157          --           --           --         20.49        13.08          --           --
 158          --           --           --         21.39        13.51          --           --
 159          --           --           --         20.91        13.07          --           --
 160          --           --           --         21.12        13.07          --           --
 161          --           --           --         22.05        13.50          --           --
 162          --           --           --         21.57          --           --           --
 163          --           --           --         22.70          --           --           --
 164          --           --           --         22.39          --           --           --
 165          --           --           --         22.85          --           --           --
 166          --           --           --         24.94          --           --           --
 167          --           --           --         23.86          --           --           --
 168          --           --           --         25.23          --           --           --
 169          --           --           --         25.03          --           --           --
 170          --           --           --         26.54          --           --           --
 171          --           --           --         26.40          --           --           --
 172          --           --           --         27.18          --           --           --
 173          --           --           --         28.96          --           --           --
 174          --           --           --         28.96          --           --           --
 175          --           --           --         30.99          --           --           --
 176          --           --           --         31.15          --           --           --
 177          --           --           --         35.50          --           --           --
 178          --           --           --         41.62          --           --           --
 179          --           --           --         40.03          --           --           --

--------------------------------------------------------------------------------------------------
PERIOD     M-4 CAP%     M-5 CAP%     M-6 CAP%     B-1 CAP%     B-2 CAP%     B-3 CAP%     B-4 CAP%
------    ----------   ----------   ----------   ----------   ----------   ----------   ----------

          ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
--------------------------------------------------------------------------------------------------

 135        13.14        13.14          --           --           --           --           --
 136        13.14          --           --           --           --           --           --
 137        13.57          --           --           --           --           --           --
 138        13.13          --           --           --           --           --           --
 139        13.57          --           --           --           --           --           --
 140        13.13          --           --           --           --           --           --
 141        13.12          --           --           --           --           --           --
 142          --           --           --           --           --           --           --
 143          --           --           --           --           --           --           --
 144          --           --           --           --           --           --           --
 145          --           --           --           --           --           --           --
 146          --           --           --           --           --           --           --
 147          --           --           --           --           --           --           --
 148          --           --           --           --           --           --           --
 149          --           --           --           --           --           --           --
 150          --           --           --           --           --           --           --
 151          --           --           --           --           --           --           --
 152          --           --           --           --           --           --           --
 153          --           --           --           --           --           --           --
 154          --           --           --           --           --           --           --
 155          --           --           --           --           --           --           --
 156          --           --           --           --           --           --           --
 157          --           --           --           --           --           --           --
 158          --           --           --           --           --           --           --
 159          --           --           --           --           --           --           --
 160          --           --           --           --           --           --           --
 161          --           --           --           --           --           --           --
 162          --           --           --           --           --           --           --
 163          --           --           --           --           --           --           --
 164          --           --           --           --           --           --           --
 165          --           --           --           --           --           --           --
 166          --           --           --           --           --           --           --
 167          --           --           --           --           --           --           --
 168          --           --           --           --           --           --           --
 169          --           --           --           --           --           --           --
 170          --           --           --           --           --           --           --
 171          --           --           --           --           --           --           --
 172          --           --           --           --           --           --           --
 173          --           --           --           --           --           --           --
 174          --           --           --           --           --           --           --
 175          --           --           --           --           --           --           --
 176          --           --           --           --           --           --           --
 177          --           --           --           --           --           --           --
 178          --           --           --           --           --           --           --
 179          --           --           --           --           --           --           --

(1)   Cash available to pay current and prior interest and Basis Risk Carry
      Forward Amount divided by the current Class Certificate Balance.

(2)   Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month
      LIBOR rate of 20%.

(3)   A Prefunding Period exists for periods 1 through 3, inclusive.

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 24

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                  SCHEDULE OF AVAILABLE FUNDS (CASH CAP) (1)(2)

--------------------------------------------------------------------------------------------------
PERIOD     A-1 CAP%     A-2 CAP%     A-3 CAP%     A-4 CAP%     M-1 CAP%     M-2 CAP%     M-3 CAP%
------    ----------   ----------   ----------   ----------   ----------   ----------   ----------

          ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
--------------------------------------------------------------------------------------------------

 180          --           --           --         44.34          --           --           --
 181          --           --           --         45.84          --           --           --
 182          --           --           --         50.95          --           --           --
 183          --           --           --         53.48          --           --           --
 184          --           --           --         58.58          --           --           --
 185          --           --           --         67.11          --           --           --
 186          --           --           --         73.14          --           --           --
 187          --           --           --         86.86          --           --           --
 188          --           --           --         99.33          --           --           --
 189          --           --           --         122.17         --           --           --
 190          --           --           --         177.24         --           --           --
 191          --           --           --         235.28         --           --           --
 192          --           --           --         470.83         --           --           --
 193          --           --           --           *            --           --           --
 194          --           --           --           --           --           --           --

--------------------------------------------------------------------------------------------------
PERIOD     M-4 CAP%     M-5 CAP%     M-6 CAP%     B-1 CAP%     B-2 CAP%     B-3 CAP%     B-4 CAP%
------    ----------   ----------   ----------   ----------   ----------   ----------   ----------

          ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360
--------------------------------------------------------------------------------------------------

 180          --           --           --           --           --           --           --
 181          --           --           --           --           --           --           --
 182          --           --           --           --           --           --           --
 183          --           --           --           --           --           --           --
 184          --           --           --           --           --           --           --
 185          --           --           --           --           --           --           --
 186          --           --           --           --           --           --           --
 187          --           --           --           --           --           --           --
 188          --           --           --           --           --           --           --
 189          --           --           --           --           --           --           --
 190          --           --           --           --           --           --           --
 191          --           --           --           --           --           --           --
 192          --           --           --           --           --           --           --
 193          --           --           --           --           --           --           --
 194          --           --           --           --           --           --           --

* In period 193, the Class A-4 Certificates have an approximate beginning Class
Principal Balance of $5,135 and are paid approximately $191,258 in interest.

(1)   Cash available to pay current and prior interest and Basis Risk Carry
      Forward Amount divided by the current Class Certificate Balance.

(2)   Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month
      LIBOR rate of 20%.

(3)   A Prefunding Period exists for periods 1 through 3, inclusive.

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 25

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

INTEREST RATE SWAP SCHEDULE

SWAP RATE: 5.339%

--------------------------------------------------------------------------------
                                                                Swap Notional
PERIOD           Start Accrual          End Accrual               Balance $
--------------------------------------------------------------------------------
   1               5/25/2006             6/25/2006             801,918,570.89
   2               6/25/2006             7/25/2006             826,422,309.40
   3               7/25/2006             8/25/2006             849,188,216.65
   4               8/25/2006             9/25/2006             871,650,586.51
   5               9/25/2006            10/25/2006             834,625,106.74
   6              10/25/2006            11/25/2006             799,086,190.10
   7              11/25/2006            12/25/2006             765,016,739.62
   8              12/25/2006             1/25/2007             731,554,711.56
   9               1/25/2007             2/25/2007             698,817,810.96
  10               2/25/2007             3/25/2007             668,581,998.98
  11               3/25/2007             4/25/2007             639,535,423.43
  12               4/25/2007             5/25/2007             611,683,909.12
  13               5/25/2007             6/25/2007             585,020,893.89
  14               6/25/2007             7/25/2007             559,441,671.28
  15               7/25/2007             8/25/2007             534,951,925.37
  16               8/25/2007             9/25/2007             511,520,979.22
  17               9/25/2007            10/25/2007             489,113,475.66
  18              10/25/2007            11/25/2007             467,056,706.65
  19              11/25/2007            12/25/2007             444,196,293.27
  20              12/25/2007             1/25/2008             408,181,973.54
  21               1/25/2008             2/25/2008             315,650,834.67
  22               2/25/2008             3/25/2008             190,336,426.70
  23               3/25/2008             4/25/2008             107,771,965.44
  24               4/25/2008             5/25/2008              82,162,215.28
  25               5/25/2008             6/25/2008              66,787,878.73
  26               6/25/2008             7/25/2008              59,546,875.79
  27               7/25/2008             8/25/2008              56,920,302.48
  28               8/25/2008             9/25/2008              54,697,046.24
  29               9/25/2008            10/25/2008              52,443,818.65
  30              10/25/2008            11/25/2008              50,346,807.75
  31              11/25/2008            12/25/2008              48,372,348.98
  32              12/25/2008             1/25/2009              42,704,993.07
  33               1/25/2009             2/25/2009              37,782,119.28
  34               2/25/2009             3/25/2009              29,822,202.15
  35               3/25/2009             4/25/2009              24,819,827.72
  36               4/25/2009             5/25/2009              22,608,757.37
  37               5/25/2009             6/25/2009              21,153,710.11
  38               6/25/2009             7/25/2009              20,184,773.05
  39               7/25/2009             8/25/2009              19,464,673.93
  40               8/25/2009             9/25/2009              18,803,498.47
  41               9/25/2009            10/25/2009              18,164,347.86
  42              10/25/2009            11/25/2009              17,546,509.17
  43              11/25/2009            12/25/2009              16,949,290.69
  44              12/25/2009             1/25/2010              16,372,021.10
  45               1/25/2010             2/25/2010              15,814,049.90
  46               2/25/2010             3/25/2010              15,274,746.27
  47               3/25/2010             4/25/2010              14,753,500.42
  48               4/25/2010             5/25/2010              14,249,721.13
  49               5/25/2010             6/25/2010              13,762,836.19
  50               6/25/2010             7/25/2010              13,276,243.10
  51               7/25/2010             8/25/2010              12,821,075.37
  52               8/25/2010             9/25/2010              12,381,210.93
  53               9/25/2010            10/25/2010              11,956,146.13
  54              10/25/2010            11/25/2010                   --
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 26

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
                         STATISTICAL COLLATERAL SUMMARY
--------------------------------------------------------------------------------

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off
Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans.

                                                         SUMMARY STATISTICS       RANGE (IF APPLICABLE)       AVERAGE
                                                         ------------------       ---------------------       -------

NUMBER OF MORTGAGE LOANS:                                       3,945

AGGREGATE CURRENT PRINCIPAL BALANCE:                        $824,418,571            $9,629 - $881,811        $208,978

AGGREGATE ORIGINAL PRINCIPAL BALANCE:                       $825,469,571           $10,000 - $885,000        $209,245

1ST LIEN:                                                      96.40%
2ND LIEN:                                                       3.60%

FIXED RATE MORTGAGE LOANS:                                      7.59%
ADJUSTABLE RATE MORTGAGE LOANS:                                92.41%
INTEREST ONLY MORTGAGE LOANS:                                  24.91%

WTD. AVG. MORTGAGE RATE:                                       8.230%               5.290% - 14.300%

WTD. AVG. ORIGINAL TERM TO MATURITY (MONTHS):                    355                    60 - 360
WTD. AVG. REMAINING TERM TO MATURITY  (MONTHS):                  351                    57 - 359

WTD. AVG. MARGIN (ARM LOANS ONLY):                             6.187%                1.000% - 9.600%
WTD. AVG. MAXIMUM MORTGAGE RATE (ARM LOANS ONLY):              14.898%              8.750% - 20.850%
WTD. AVG. MINIMUM MORTGAGE RATE (ARM LOANS ONLY):              8.014%               4.490% - 13.850%

WTD. AVG. COMBINED ORIGINAL LTV:                               80.24%               14.86% - 100.00%

WTD. AVG. BORROWER FICO:                                         629                    500 - 810

OWNER OCCUPIED:                                                94.13%

CASHOUT REFINANCE:                                             49.46%
PURCHASE:                                                      48.00%
RATE TERM REFINANCE:                                            2.55%

FULL DOCUMENTATION:                                            40.25%
LIMITED/ALTERNATE DOCUMENTATION:                                5.00%
STATED DOCUMENTATION:                                          54.76%

GEOGRAPHIC DISTRIBUTION (TOP 5):                       CA              34.82%
                                                       FL              18.11%
                                                       IL               4.81%
                                                       MD               3.95%
                                                       NJ               3.93%

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                                     Page 27

IXIS 2006-HE2                                                     MORGAN STANLEY
TERMSHEET AGGREGATE                                                3,945 records
                                                           Balance: $824,418,571
--------------------------------------------------------------------------------

SUMMARY STATISTICS

Number of Mortgage Loans: 3,945
Aggregate Principal Balance ($): 824,418,571
Weighted Average Current Mortgage Rate (%): 8.230
Non-Fixed Rate Weighted Average Margin (%): 6.187
Non-Fixed Rate Weighted Average Maximum Rate (%): 14.898
Weighted Average Stated Original Term (months): 355
Weighted Average Stated Remaining Term (months): 351
Weighted Average Combined Original LTV (%): 80.24
%First Liens: 96.40
%Owner Occupied: 94.13
%Purchase: 48.00
%Full Doc: 40.25
Weighted Average Credit Score: 629

ORIGINATOR

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
              Originator                      Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

Accredited Home Lenders, Inc.                   679    149,803,625        18.17        8.335          357       78.38         635
First NLC Financial Services                    563    126,451,986        15.34        8.254          357       80.70         629
NC Capital Corporation                          632    112,503,925        13.65        8.358          357       80.18         627
Master Financial, Inc.                          531     98,461,743        11.94        8.492          334       84.58         639
Encore Credit Corp.                             302     77,062,065         9.35        7.927          354       80.55         612
Chapel Mortgage Corporation                     312     67,721,326         8.21        8.167          344       78.91         627
Lenders Direct Capital Corporation              309     67,629,508         8.20        8.079          353       80.03         639
Rose Mortgage Corp.                             149     33,154,815         4.02        8.554          357       78.76         615
First Bank Mortgage                             155     26,472,853         3.21        8.159          333       82.14         638
FlexPoint Funding Corp.                          58     13,666,311         1.66        8.514          356       73.90         582
First Horizon Home Loan Corp.                    95     13,590,609         1.65        7.874          350       80.52         613
Fremont Investment & Loan, Inc.                  46      9,588,008         1.16        7.323          352       77.36         641
Mandalay Mortgage, LLC                           29      7,684,045         0.93        7.617          355       78.97         650
Town and Country Credit Corp.                    27      6,557,836         0.80        7.179          353       74.87         632
Platinum Capital Group                           20      5,318,729         0.65        7.125          346       83.01         617
Lime Financial Services, Ltd.                    22      4,995,740         0.61        7.354          350       82.05         653
Funding America Warehouse Trust                  16      3,755,446         0.46        8.728          358       83.54         644
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

--------------------------------------------------------------------------------

IXIS 2006-HE2                                                     MORGAN STANLEY
TERMSHEET AGGREGATE                                                3,945 records
                                                           Balance: $824,418,571
--------------------------------------------------------------------------------

PRODUCT TYPE

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
              Product Type                    Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

Fixed--5 Year                                     1          9,629         0.00       11.988           57       88.20         648
Fixed--10 Year                                    1         19,726         0.00       11.300          117       51.03         689
Fixed--15 Year                                   25      2,220,307         0.27        8.596          177       79.00         648
Fixed--20 Year                                   12        962,530         0.12        9.162          236       78.38         623
Fixed--30 Year                                  275     30,674,309         3.72        8.717          357       81.92         635
Balloon--15/30                                  325     20,924,705         2.54       11.221          176       98.17         661
Balloon--30/40                                   31      5,686,622         0.69        7.733          358       73.56         630
ARM--2 Year/6 Month Balloon 30/40               764    200,082,545        24.27        8.227          357       79.59         629
ARM--3 Year/6 Month Balloon 30/40                75     15,966,462         1.94        8.267          358       76.81         616
ARM--5 Year/6 Month Balloon 30/40                 4        637,977         0.08        8.967          357       68.30         610
ARM--6 Month                                      2        777,690         0.09        9.043          356       83.41         616
ARM--1 Year/6 Month                              12      2,901,748         0.35        8.088          355       82.00         623
ARM--2 Year/6 Month                           1,417    278,303,169        33.76        8.422          357       79.08         614
ARM--3 Year/6 Month                             214     38,067,325         4.62        8.508          357       79.06         597
ARM--5 Year/6 Month                               5        972,235         0.12        8.297          357       82.66         653
Dual Amort--10/40--2 Year/6 Month                69     20,836,168         2.53        7.837          355       77.74         601
Interest Only Fixed--30 Year--60 mo               5      1,993,298         0.24        7.073          354       80.71         618
IO term
Interest Only ARM--2 Year/6 Month--             629    182,433,513        22.13        7.597          356       81.32         656
60 mo. IO term
Interest Only ARM--3 Year/6 Month--              73     19,353,615         2.35        7.529          356       81.67         654
60 mo. IO term
Interest Only ARM--5 Year/6 Month--               5      1,506,927         0.18        7.354          356       79.17         651
60 mo. IO term
Interest Only Fixed--30 Year--120                 1         88,073         0.01        6.425          352       55.56         652
mo. IO term
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

RANGE OF GROSS INTEREST RATES (%)

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
   Range of Gross Interest Rates (%)          Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

5.000--5.999                                     31      8,514,014         1.03        5.777          354       78.23         658
6.000--6.999                                    362     99,299,099        12.04        6.708          354       77.74         648
7.000--7.999                                  1,223    299,557,157        36.34        7.588          356       79.45         644
8.000--8.999                                  1,132    256,056,580        31.06        8.524          356       80.03         621
9.000--9.999                                    599    103,808,562        12.59        9.482          353       81.40         597
10.000--10.999                                  282     34,050,927         4.13       10.455          321       83.95         596
11.000--11.999                                  197     15,719,780         1.91       11.487          270       91.65         624
12.000--12.999                                   86      5,887,652         0.71       12.382          255       98.63         635
13.000--13.999                                   32      1,470,590         0.18       13.440          208       96.54         619
14.000--14.999                                    1         54,210         0.01       14.300          175      100.00         619
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Minimum: 5.290
Maximum: 14.300
Weighted Average: 8.230

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

--------------------------------------------------------------------------------

IXIS 2006-HE2                                                     MORGAN STANLEY
TERMSHEET AGGREGATE                                                3,945 records
                                                           Balance: $824,418,571
--------------------------------------------------------------------------------

RANGE OF CUT-OFF DATE PRINCIPAL BALANCES ($)

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
    Range of Cut-off Date Principal        Mortgage      Principal    Principal     Interest         Term    Original        FICO
              Balances ($)                    Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

0.01--25,000.00                                  51      1,021,643         0.12       10.983          261       97.66         655
25,000.01--50,000.00                            189      7,247,780         0.88       10.819          251       89.58         648
50,000.01--75,000.00                            297     18,897,940         2.29        9.976          295       86.20         623
75,000.01--100,000.00                           320     28,110,134         3.41        9.372          322       81.97         617
100,000.01--125,000.00                          353     39,670,905         4.81        8.729          339       79.99         621
125,000.01--150,000.00                          369     50,754,957         6.16        8.546          349       78.49         617
150,000.01--175,000.00                          316     51,063,884         6.19        8.453          356       77.90         612
175,000.01--200,000.00                          314     59,132,723         7.17        8.259          356       77.97         617
200,000.01--225,000.00                          294     62,565,487         7.59        8.116          357       79.35         623
225,000.01--250,000.00                          214     50,948,653         6.18        8.132          357       79.77         629
250,000.01--275,000.00                          197     51,620,904         6.26        7.923          356       80.66         631
275,000.01--300,000.00                          183     52,683,038         6.39        8.027          357       78.87         626
300,000.01--325,000.00                          139     43,447,244         5.27        8.034          357       81.15         632
325,000.01--350,000.00                          125     42,192,888         5.12        7.971          357       80.31         634
350,000.01--375,000.00                          103     37,249,707         4.52        7.900          357       79.98         636
375,000.01--400,000.00                           84     32,731,773         3.97        8.027          357       80.83         642
400,000.01--425,000.00                           72     29,772,747         3.61        7.807          357       82.17         648
425,000.01--450,000.00                           61     26,773,385         3.25        7.889          357       80.53         629
450,000.01--475,000.00                           57     26,452,907         3.21        8.012          357       80.80         637
475,000.01--500,000.00                           66     32,298,714         3.92        7.833          354       79.20         641
500,000.01--750,000.00                          138     77,296,948         9.38        7.998          357       81.77         645
750,000.01--1,000,000.00                          3      2,484,211         0.30        8.198          354       88.84         658
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Minimum: 9,629
Maximum: 881,811
Average: 208,978

STATED ORIGINAL TERM (MONTHS)

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
     Stated Original Term (months)            Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

60                                                1          9,629         0.00       11.988           57       88.20         648
120                                               1         19,726         0.00       11.300          117       51.03         689
180                                             350     23,145,012         2.81       10.970          176       96.33         660
240                                              12        962,530         0.12        9.162          236       78.38         623
360                                           3,581    800,281,675        97.07        8.150          357       79.78         628
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Minimum: 60
Maximum: 360
Weighted Average: 355

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

--------------------------------------------------------------------------------

IXIS 2006-HE2                                                     MORGAN STANLEY
TERMSHEET AGGREGATE                                                3,945 records
                                                           Balance: $824,418,571
--------------------------------------------------------------------------------

RANGE OF STATED REMAINING TERMS (MONTHS)

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
    Range of Stated Remaining Terms        Mortgage      Principal    Principal     Interest         Term    Original        FICO
               (months)                       Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

49--60                                            1          9,629         0.00       11.988           57       88.20         648
109--120                                          1         19,726         0.00       11.300          117       51.03         689
169--180                                        350     23,145,012         2.81       10.970          176       96.33         660
229--240                                         12        962,530         0.12        9.162          236       78.38         623
337--348                                          8      1,281,246         0.16        7.894          348       88.75         646
349--360                                      3,573    799,000,430        96.92        8.150          357       79.77         628
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Minimum: 57
Maximum: 359
Weighted Average: 351

RANGE OF COMBINED ORIGINAL LTV RATIOS (%)

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
     Range of Combined Original LTV        Mortgage      Principal    Principal     Interest         Term    Original        FICO
               Ratios (%)                     Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

10.01--15.00                                      1         49,919         0.01        9.100          357       14.86         573
15.01--20.00                                      3        267,806         0.03        7.984          356       17.17         603
20.01--25.00                                      8        634,365         0.08        8.658          341       22.93         576
25.01--30.00                                      9        569,250         0.07        8.253          341       27.95         586
30.01--35.00                                     13      1,789,194         0.22        7.965          357       33.57         580
35.01--40.00                                      8        855,389         0.10        8.408          357       38.16         587
40.01--45.00                                     28      4,357,432         0.53        8.407          347       42.79         587
45.01--50.00                                     41      7,159,908         0.87        8.144          357       47.79         590
50.01--55.00                                     40      5,114,285         0.62        8.168          355       53.11         575
55.01--60.00                                     73     13,121,415         1.59        8.365          354       58.08         581
60.01--65.00                                    117     22,340,362         2.71        8.408          355       63.24         571
65.01--70.00                                    163     34,563,511         4.19        8.129          356       68.67         575
70.01--75.00                                    284     64,538,833         7.83        8.114          356       74.15         593
75.01--80.00                                  1,866    444,878,892        53.96        7.984          356       79.82         641
80.01--85.00                                    243     57,583,716         6.98        8.219          356       84.34         617
85.01--90.00                                    394     88,677,788        10.76        8.291          355       89.58         639
90.01--95.00                                    156     39,204,997         4.76        8.667          353       94.69         647
95.01--100.00                                   498     38,711,508         4.70       10.646          267       99.94         661
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Minimum: 14.86
Maximum: 100.00
Weighted Average: 80.24

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

--------------------------------------------------------------------------------

IXIS 2006-HE2                                                     MORGAN STANLEY
TERMSHEET AGGREGATE                                                3,945 records
                                                           Balance: $824,418,571
--------------------------------------------------------------------------------

RANGE OF GROSS MARGINS (%)

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
       Range of Gross Margins (%)             Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

Fixed Rate Loans                                676     62,579,197         7.59        9.413          288       86.35         643
<= 3.500                                         40      9,073,373         1.10        7.913          357       78.84         648
3.501--4.000                                     34      7,566,522         0.92        7.557          356       80.09         683
4.001--4.500                                     48     12,291,538         1.49        7.588          358       76.47         652
4.501--5.000                                    125     32,347,269         3.92        7.610          357       80.06         657
5.001--5.500                                    397    103,954,427        12.61        7.844          356       80.84         633
5.501--6.000                                    854    204,795,179        24.84        7.960          356       80.07         630
6.001--6.500                                    740    166,584,857        20.21        8.080          357       79.73         628
6.501--7.000                                    401     89,479,123        10.85        8.480          357       77.99         614
7.001--7.500                                    439     94,054,947        11.41        8.558          357       79.59         620
7.501--8.000                                    102     24,512,300         2.97        8.695          357       80.69         621
8.001--8.500                                     62     11,896,040         1.44        9.151          356       79.72         593
8.501--9.000                                     18      3,992,503         0.48        9.458          356       79.83         613
9.001--9.500                                      8      1,225,726         0.15        9.767          354       82.84         556
9.501--10.000                                     1         65,570         0.01        9.850          359       80.00         569
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Non-Fixed Rate Minimum: 1.000
Maximum: 9.600
Non-Fixed Rate Weighted Average: 6.187

RANGE OF MINIMUM MORTGAGE RATES (%)

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
  Range of Minimum Mortgage Rates (%)         Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

Fixed Rate Loans                                676     62,579,197         7.59        9.413          288       86.35         643
<=5.000                                           3        901,499         0.11        6.670          353       85.22         685
5.001--5.500                                      7      1,854,343         0.22        6.052          354       79.71         651
5.501--6.000                                    139     34,316,772         4.16        7.545          356       79.85         649
6.001--6.500                                    115     28,997,565         3.52        7.059          355       76.88         638
6.501--7.000                                    266     72,838,803         8.84        6.886          355       78.64         648
7.001--7.500                                    435    109,444,429        13.28        7.335          357       79.21         646
7.501--8.000                                    661    161,925,473        19.64        7.809          357       80.14         642
8.001--8.500                                    504    120,658,520        14.64        8.318          357       79.74         628
8.501--9.000                                    506    113,252,885        13.74        8.803          357       80.09         611
9.001--9.500                                    267     55,274,799         6.70        9.310          357       81.70         602
9.501--10.000                                   206     36,644,596         4.44        9.763          357       80.29         582
10.001 -10.500                                   81     13,046,016         1.58       10.251          357       80.90         574
10.501--11.000                                   53      8,067,279         0.98       10.786          357       75.47         563
11.001--11.500                                   14      2,736,605         0.33       11.173          358       86.17         580
11.501--12.000                                   10      1,735,670         0.21       11.715          358       69.14         534
12.001--12.500                                    1         71,981         0.01       12.350          359       80.00         515
13.501--14.000                                    1         72,140         0.01       13.850          357       65.00         509
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Non-Fixed Rate Minimum: 4.490
Maximum: 13.850
Non-Fixed Rate Weighted Average: 8.014

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

--------------------------------------------------------------------------------

IXIS 2006-HE2                                                     MORGAN STANLEY
TERMSHEET AGGREGATE                                                3,945 records
                                                           Balance: $824,418,571
--------------------------------------------------------------------------------

RANGE OF MAXIMUM MORTGAGE RATES (%)

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
  Range of Maximum Mortgage Rates (%)         Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

Fixed Rate Loans                                676     62,579,197         7.59        9.413          288       86.35         643
<= 12.500                                        59     18,952,720         2.30        6.514          354       78.87         638
12.501--13.000                                   99     29,815,545         3.62        6.827          355       80.46         650
13.001--13.500                                  128     33,102,706         4.02        6.997          355       76.71         633
13.501--14.000                                  298     74,505,360         9.04        7.237          356       77.81         643
14.001--14.500                                  480    121,880,365        14.78        7.541          357       79.21         644
14.501--15.000                                  670    163,103,620        19.78        7.924          357       80.26         639
15.001--15.500                                  469    109,573,013        13.29        8.393          357       80.10         627
15.501--16.000                                  475    102,749,946        12.46        8.848          357       80.17         613
16.001--16.500                                  253     50,220,178         6.09        9.360          357       81.26         599
16.501--17.000                                  204     35,699,146         4.33        9.846          357       79.80         585
17.001--17.500                                   72     12,601,553         1.53       10.290          357       83.57         587
17.501--18.000                                   42      6,403,124         0.78       10.924          357       77.96         565
18.001--18.500                                   13      2,408,515         0.29       11.175          358       88.10         579
18.501--19.000                                    5        679,463         0.08       11.672          358       82.09         532
19.001--19.500                                    1         71,981         0.01       12.350          359       80.00         515
20.501--21.000                                    1         72,140         0.01       13.850          357       65.00         509
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Non-Fixed Rate Minimum: 8.750
Maximum: 20.850
Non-Fixed Rate Weighted Average: 14.898

INITIAL PERIODIC CAP (%)

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
        Initial Periodic Cap (%)              Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

Fixed Rate Loans                                676     62,579,197         7.59        9.413          288       86.35         643
1.000                                             7      1,988,367         0.24        8.027          357       77.07         622
1.500                                         1,104    242,504,264        29.42        8.288          358       78.91         631
2.000                                           427    114,060,895        13.84        7.918          356       79.04         620
3.000                                         1,729    402,579,431        48.83        8.102          356       80.45         629
5.000                                             1        501,890         0.06        8.200          356       80.00         631
6.000                                             1        204,527         0.02        6.125          353       84.89         732
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Non-Fixed Rate Minimum: 1.000
Maximum: 6.000
Non-Fixed Rate Weighted Average: 2.370

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

--------------------------------------------------------------------------------

IXIS 2006-HE2                                                     MORGAN STANLEY
TERMSHEET AGGREGATE                                                3,945 records
                                                           Balance: $824,418,571
--------------------------------------------------------------------------------

SUBSEQUENT PERIODIC CAP (%)

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
      Subsequent Periodic Cap (%)             Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

Fixed Rate Loans                                676     62,579,197         7.59        9.413          288       86.35         643
1.000                                         1,333    321,685,631        39.02        8.010          356       80.12         630
1.500                                         1,724    384,769,598        46.67        8.267          357       79.25         629
2.000                                           212     55,384,146         6.72        7.916          355       80.92         615
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Non-Fixed Rate Minimum: 1.000
Maximum: 2.000
Non-Fixed Rate Weighted Average: 1.325

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
  Geographic Distribution of Mortgaged     Mortgage      Principal    Principal     Interest         Term    Original        FICO
               Properties                     Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

California                                      975    287,086,649        34.82        7.952          350       79.97         634
Florida                                         841    149,338,003        18.11        8.370          348       80.98         634
Illinois                                        200     39,651,478         4.81        8.279          356       80.58         639
Maryland                                        144     32,602,574         3.95        8.199          357       79.17         609
New Jersey                                      128     32,360,494         3.93        8.452          357       77.31         616
New York                                         97     28,664,671         3.48        8.265          357       79.95         649
Arizona                                         152     28,154,071         3.42        8.373          353       79.85         621
Nevada                                           94     19,840,289         2.41        7.935          353       81.32         639
Virginia                                         87     19,179,749         2.33        8.578          356       79.46         618
Massachusetts                                    76     18,980,137         2.30        8.267          357       78.84         625
Texas                                           150     18,397,247         2.23        8.646          352       80.82         615
Washington                                       74     14,288,336         1.73        8.221          350       81.60         611
Colorado                                         74     13,137,272         1.59        7.883          350       82.22         643
Connecticut                                      62     11,424,128         1.39        8.694          356       78.12         626
Georgia                                          68     11,189,323         1.36        8.484          355       81.14         628
Other                                           723    100,124,153        12.14        8.563          353       81.06         616
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Number of States, including the District of Columbia Represented: 50

OCCUPANCY

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
               Occupancy                      Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

Primary                                       3,682    776,001,547        94.13        8.194          351       80.22         628
Investment                                      221     40,820,693         4.95        8.739          356       79.50         651
Second Home                                      42      7,596,332         0.92        9.241          357       86.54         670
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

--------------------------------------------------------------------------------

IXIS 2006-HE2                                                     MORGAN STANLEY
TERMSHEET AGGREGATE                                                3,945 records
                                                           Balance: $824,418,571
--------------------------------------------------------------------------------

PROPERTY TYPE

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
             Property Type                    Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

Single Family Residence                       2,907    601,642,461        72.98        8.222          352       80.09         626
Planned Unit Development                        438     95,305,494        11.56        8.140          348       80.88         630
Condominium                                     366     64,195,866         7.79        8.315          349       81.41         646
2-4 Family                                      234     63,274,751         7.68        8.362          355       79.57         647
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

--------------------------------------------------------------------------------

IXIS 2006-HE2                                                     MORGAN STANLEY
TERMSHEET AGGREGATE                                                3,945 records
                                                           Balance: $824,418,571
--------------------------------------------------------------------------------

LOAN PURPOSE

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
              Loan Purpose                    Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

Refinance--Cashout                            1,888    407,727,350        49.46        8.234          354       77.89         604
Purchase                                      1,936    395,693,315        48.00        8.221          349       82.57         656
Refinance--Rate Term                            121     20,997,906         2.55        8.329          354       82.07         608
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

DOCUMENTATION LEVEL

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
          Documentation Level                 Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

Stated Documentation                          1,996    451,447,057        54.76        8.470          351       80.63         643
Full Documentation                            1,769    331,790,992        40.25        7.963          352       79.75         613
Limited Documentation                           180     41,180,522         5.00        7.760          356       79.92         609
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

CREDIT SCORE

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
              Credit Score                    Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

500--524                                        223     40,051,747         4.86        9.211          357       73.20         512
525--549                                        281     55,126,241         6.69        8.846          356       73.03         537
550--574                                        245     47,573,982         5.77        8.696          355       73.22         562
575--599                                        401     78,843,061         9.56        8.246          354       77.70         588
600--624                                        662    142,792,405        17.32        8.128          354       81.42         612
625--649                                        806    166,257,212        20.17        8.233          350       82.47         637
650--674                                        583    128,428,705        15.58        8.026          349       82.14         661
675--699                                        356     78,575,485         9.53        7.975          346       82.48         686
700--724                                        188     41,382,225         5.02        7.830          349       83.62         711
725--749                                        102     23,625,945         2.87        7.778          352       82.28         736
750--774                                         73     16,860,056         2.05        7.759          351       84.17         760
775--799                                         20      3,679,984         0.45        7.997          336       80.78         781
800 +                                             5      1,221,524         0.15        8.080          358       80.92         805
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Minimum: 500
Maximum: 810
Weighted Average: 629

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

--------------------------------------------------------------------------------

IXIS 2006-HE2                                                     MORGAN STANLEY
TERMSHEET AGGREGATE                                                3,945 records
                                                           Balance: $824,418,571
--------------------------------------------------------------------------------

PREPAYMENT PENALTY TERM

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
        Prepayment Penalty Term               Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

No Prepayment Penalty                           989    190,200,315        23.07        8.616          353       80.17         623
6                                                32      7,427,531         0.90        8.297          354       79.55         642
12                                              282     79,326,127         9.62        8.252          352       80.07         646
18                                                6      1,569,523         0.19        7.383          356       78.14         630
24                                            1,998    438,114,714        53.14        8.078          353       80.46         630
30                                                1        264,000         0.03        7.250          358       80.00         677
36                                              603    101,677,908        12.33        8.146          341       79.70         623
48                                                2        570,846         0.07        8.217          359       84.23         640
60                                               32      5,267,607         0.64        8.476          357       78.78         607
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

Non-Zero Minimum: 6
Maximum: 60
Non-Zero Weighted Average: 25

LIEN POSITION

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                  Lien                     Mortgage      Principal    Principal     Interest         Term    Original        FICO
                Position                      Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

1st Lien                                      3,466    794,757,941        96.40        8.117          356       79.55         628
2nd Lien                                        479     29,660,630         3.60       11.263          225       98.76         662
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

INTEREST ONLY TERM

---------------------------------------------------------------------------------------------------------------------------------
                                                                           % of
                                                                       Mortgage
                                                                        Pool by
                                                         Aggregate    Aggregate     Weighted     Weighted    Weighted
                                             Number        Cut-off      Cut-off      Average      Average     Average    Weighted
                                                 of           Date         Date        Gross    Remaining    Combined     Average
                                           Mortgage      Principal    Principal     Interest         Term    Original        FICO
           Interest Only Term                 Loans    Balance ($)      Balance     Rate (%)     (months)         LTV       Score
---------------------------------------------------------------------------------------------------------------------------------

Non-Interest Only                             3,232    619,043,145        75.09        8.445          350       79.89         621
60                                              712    205,287,354        24.90        7.584          356       81.33         656
120                                               1         88,073         0.01        6.425          352       55.56         652
---------------------------------------------------------------------------------------------------------------------------------
Total:                                        3,945    824,418,571       100.00        8.230          351       80.24         629
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    April 21, 2006
Securitized Products Group           [LOGO]
                                 Morgan Stanley
--------------------------------------------------------------------------------

                     FOR ADDITIONAL INFORMATION PLEASE CALL:

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--------------------------------------------------------------------------------
THIS MATERIAL WAS NOT PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

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